Exhibit 10.3

SINGLE-TENANT INDUSTRIAL LEASE

(TRIPLE NET)

LANDLORD:

AEW/LBA ACQUISITION CO. 11, LLC,

a California limited liability company

TENANT:

CYMER, INC.,

a Nevada corporation

STANDARD FORM SINGLE-TENANT INDUSTRIAL LEASE

TABLE OF CONTENTS

Section	Title

SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS
1.	Premises
2.	Term
3.	Rent
4.	Triple Net Lease
5.	Security Deposit
6.	Use
7.	Payments and Notices
8.	Brokers
9.	Surrender; Holding Over
10.	Taxes
11.	Repairs
12.	Alterations
13.	Liens
14.	Assignment and Subletting
15.	Entry by Landlord
16.	Utilities and Services
17.	Indemnification and Exculpation
18.	Damage or Destruction
19.	Eminent Domain
20.	Tenant’s Insurance
21.	Waiver of Subrogation
22.	Tenant’s Default and Landlord’s Remedies
23.	Landlord’s Default
24.	Subordination
25.	Estoppel Certificate
26.	Easements
27.	Modification and Cure Rights of Landlord’s Mortgagees and Lessors
28.	Quiet Enjoyment
29.	Transfer of Landlord’s Interest
30.	Limitation on Landlord’s Liability
31.	Miscellaneous
32.	Lease Execution

EXHIBITS

EXHIBIT “A”	Site Plan
EXHIBIT “B”	Legal Description of Premises
EXHIBIT “C”	Work Letter Agreement
Schedule 1 Description of Conceptual Plans
EXHIBIT “D”	Sample Form of Notice of Lease Term Dates
EXHIBIT “E”	Environmental Questionnaire
EXHIBIT “F”	Sample Form of Tenant Estoppel Certificate
EXHIBIT “G”	Description of Parking Lot Improvements
EXHIBIT “H”	Prior Occupant’s FF&E

STANDARD FORM SINGLE-TENANT INDUSTRIAL LEASE

INDEX OF DEFINED TERMS

Abandonment
Acquisition Costs
Acquisition Date
Actual Commencement Date for Manufacturing Building
Actual Commencement Date for Office Building
Actual Commencement Date for Parking Lot
Basic Elements
Buildings
Business Day
Cap
Conceptual Plans
Depository
Early Occupancy Date
Effective Date
Event of Default
Extension Option
Extension Options
Fair Market Rental
Force Majeure Delays
Hazardous Materials
Indemnified Claims
Insurance Failure Notice
Landlord
Landlord Indemnified Parties
Landlord’s Parties
Laws
Lease
Losses
Manufacturing Building
Manufacturing Building Allowance
Office Building
Office Building Allowance
Option Period
Parcel 1
Parcel 2
Parking Lot
Parking Lot Improvement Costs
Parking Lot Improvements
PCBs
Permitted Assignees
Permitted Business
Pre-Approved Change

Premises
Proceeds
Property
Real Property Taxes
Respective Commencement Dates

Restoration

Restore
Substantial Completion
Substantially Complete
Summary
Tenant
Tenant Change
Tenant Changes
Tenant Improvement Allowance Items
Tenant Improvements
Tenant Indemnified Parties
Tenant’s Parties
Term
Transfer
Transfer Date
Transfer Notice
Transfer Fee
Vacation
Work Letter

SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS (“Summary”) is hereby incorporated into and made a part of the attached Single-Tenant Industrial Lease which pertains to the Premises described in Section 1.3 below. All references in the Lease to the “Lease” shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease.

1.1           Landlord’s Address:           AEW/LBA Acquisition Co. 11, LLC

c/o Layton Belling Associates 10251 Vista

Sorrento Parkway, Suite 100 San Diego,

California 92121

Attn: Mr. David C. Thomas

Telephone: (619) 597-8795

Facsimile: (619) 597-0242

1.2           Tenant’s Address:               Cymer, Inc.

16275 Technology Drive

San Diego, California 92127-1815

Attn: Chief Financial Officer

Telephone: (619) 487-2442

Facsimile: (619) 487-2441

1.3           Premises: The industrial development located at 16750 Via Del Campo Court and an adjacent undeveloped parcel, in the City of San Diego, County of San Diego State of California, as shown on the site plan attached hereto as Exhibit “A”. The real property (“Property”) which is a part of the Premises is more particularly described in Exhibit “B” attached hereto. The Premises includes all buildings, improvements and facilities, now or subsequently located on the Property from time to time, including, without limitation, the one (1) building of approximately 36,959 square feet of space (the” Office Building”), the one (1) building of approximately 100,205 square feet of space (the “Manufacturing Building”) (the Office Building and the Manufacturing Building are hereinafter sometimes collectively referred to as the” Buildings” and the portion of the Property underlying the Buildings is described, and defined herein, as “Parcel 1” on Exhibit “B” attached hereto), both of which Buildings are currently located on the Property, as depicted on the site plan attached hereto as Exhibit “A”. The aggregate rentable square feet of the Buildings is 137,164 square feet. The Premises also includes that certain lot (described, and defined herein, as “Parcel 2” on Exhibit “B” attached hereto) which shall be improved by Landlord in accordance with the terms of Section 1.2 of the Lease (the “Parking Lot”).

1.4           Estimated Commencement Date for Office Building: December 16, 1996; Actual Commencement Date for Office Building: Fifteen (15) calendar days after Landlord’s delivery of the Office Building in the condition required by Section 2.3 of the Lease.

1.5           Actual Commencement Date for Manufacturing Building: June 1, 1997

1.6           Estimated Commencement Date for Parking Lot: March 1, 1997; Actual Commencement Date for Parking Lot to be determined as provided in Section 1.2 of the Lease.

1.7           Lease Expiration Date: January 1, 201 0, subject to two (2) extension options of five (5) years each pursuant to Section 2.4 of the Lease.

1.8           Rent for Office Building and Manufacturing Building:

Year	Monthly Rent Office Building/Manufacturing Building	Annual Rent Office Building/Manufacturing Building
1	$35,111.05/$95,194.75	$421,332.60/$1,142,337.00
2	$36,164.38/$98,050.59	$433,972.58/$1,176,607.11
3	$37,249.31/$100,992.11	$446,991.76/$1,211,905.32
4	$38,336.79/$104,021.87	$460,401.51/$1,248,262.48
5	$39,517.80/$107,142.53	$474,213.55/$1,285,710.36
6	$40,703.33/$110,356.81	$488,439.96/$1,324,281.67
7	$41,924.43/$113,667.51	$503,093.16/$1,364,010.12
8	$43,182.16/$117,077.54	$518,185.95/$1,404,930.42
9	$44,477.63/$120,589.86	$533,731.53/$1,447,078.33
10	$45,811.96/$124,207.56	$549,743.48/$1,490,490.68
11	$47,186.32/$127,933.78	$566,235.78/$1,535,205.41
12	$48,601.90/$131,771.80	$583,222.86/$1,581,261.57
13	$50,059.96/$135,724.95	$600,719.54/$1,628,699.41

For purposes of calculating Rent for the Manufacturing Building, Year 1 shall be deemed to end on the day prior to the first anniversary of the Actual Commencement Date for Office Building, and Year 2 and all subsequent years of the Term as it relates to the Manufacturing Building will commence on the respective anniversary dates of the Actual Commencement Date for Office Building. Annual Rent is specified on an annualized basis, and if any Year specified above does not contain twelve (12) months, the Rent payable during such Year shall be appropriately prorated.

1.9           Rent for Parking Lot: Tenant shall pay Landlord Annual Rent for the Parking Lot in an initial amount equal to twelve percent (12%) of the sum of the (i) Acquisition Costs (as defined in Section 1.2 of the Lease) and the (ii) Parking Lot Improvement Costs (as defined in Section 1.2 of the Lease). Commencing on the first anniversary of the Actual Commencement Date for Parking Lot, and on each anniversary date thereafter, the Annual Rent for Parking Lot will be increased by three percent (3%) of the amount payable immediately prior to such adjustment date.

1.10         Security Deposit: $2,224,41 6.00, subject to return as set forth in Section 5 of the Lease.

1.11         Permitted Use: The Office Building may be used only for general office purposes and, to the extent allowed by applicable law, research and development and laboratory use. The Manufacturing Building may be used only for research, development, design, fabrication, storage, light manufacturing and assembly and any other use allowed by applicable law. The Parking Lot may be used only for the parking of vehicles by Tenant’s employees, agents, contractors, invitees and visitors.

1.12         Brokers: John Burnham & Company representing Landlord and The Irving Hughes Group representing Tenant.

1.13         Interest Rate: The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered operating bank operating in California, as its “prime rate” or “reference rate”, plus three percent (3%); or (b) the maximum rate permitted by law.

1.14         Tenant Improvements: The tenant improvements installed or to be installed in the Premises by Tenant, as described in the Work Letter Agreement attached hereto as Exhibit “C”.

SINGLE-TENANT INDUSTRIAL LEASE

This LEASE (“Lease”), which includes the preceding Summary of Basic Lease Information and Definitions (“Summary”) attached hereto and incorporated herein by this reference, is made as of the 19th day of December, 1996, by and between AEW/LBA ACQUISITION CO. 11, LLC, a California limited liability company (“Landlord”), and CYMER, INC., a Nevada corporation (“Tenant”).

1.             Premises.

1.1           Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party.

1.2           Parking Lot. Promptly following the Acquisition Date (as defined in Section 2.5 below), Landlord shall begin construction of facilities for parking on a portion of the Parking Lot (the “Parking Lot Improvements”) as described on Exhibit “G” attached hereto. Landlord shall cause the Parking Lot Improvements to be constructed in accordance with all then-applicable laws. The “Actual Commencement Date for the Parking Lot” shall occur upon Substantial Completion of the Parking Lot Improvements. “Substantial Completion” or “Substantially Complete” is herein defined as the date upon which all of the following have been satisfied: (i) construction of the Parking Lot Improvements is complete, as determined by Landlord’s construction contractor; (ii) Landlord has obtained all permits or approvals from the City of San Diego as may be necessary for the use of the Parking Lot Improvements as a parking lot and delivered evidence of same to Tenant; and (iii) Tenant has accepted the Parking Lot Improvements (Tenant may not accept the Parking Lot Improvements only if they are not constructed substantially in accordance with the requirements of Exhibit “G”, or if they do not comply with then-applicable laws, and Tenant’s failure to give Landlord written notice of Tenant’s non-acceptance of the Parking Lot Improvements within five (5) business days following the date of Tenant’s receipt of written notice of the satisfaction of clause (i) above and clause (ii) above (accompanied by materials to be delivered pursuant to clause (ii) above) will be deemed Tenant’s acceptance of the Parking Lot Improvements). Upon Substantial Completion of the Parking Lot Improvements, Landlord shall assign to Tenant all warranties for the Parking Lot Improvements from Landlord’s construction contractor and all warranties available at law or in equity and Landlord shall have no further obligations or liabilities to Tenant concerning the Parking Lot Improvements; however, Landlord shall cooperate with Tenant as necessary to enforce such warranties. For purposes of calculating the Rent for the Parking Lot, (a) “Acquisition Costs” is defined as all reasonable costs and expenses incurred by Landlord in connection with or arising from the purchase of the Parking Lot including, without limitation, the purchase price, escrow and title charges and fees, documentary and transfer taxes, recording costs, loan fees and costs, if any, attorneys fees and any and all other costs or expenses of such purchase, and (b) “Parking Lot Improvement Costs” is defined as all reasonable hard and soft costs incurred by Landlord in connection with or arising from the design and construction of the Parking Lot Improvements, including, without limitation, design, drafting, architecture and engineering fees, permitting and other governmental fees and charges, and costs, contractor and subcontractor charges and fees and any and all other costs or expenses of construction. The Rent for the Parking Lot shall be paid in monthly installments equal to one-twelfth (1/12th) of the Rent described in Section 1.9 of the Summary of Basic Lease Information and Definitions.

1.3           AS-IS. Tenant acknowledges and agrees that, except to the extent specifically set forth in Section 1.2 above with respect to the construction of the Parking Lot Improvements by Landlord, Landlord has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guarantees of any kind or character whatsoever concerning or with respect to (a) the value, nature, quality or condition of the Premises; (b) the suitability of the Premises for any and all activities and uses which Tenant may conduct thereon; (c) the compliance of the Premises with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, without limitation, environmental laws (collectively, “Laws”); (d) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Premises; (e) the manner or quality of the construction or materials incorporated into the Premises; (f) the manner, quality, state of repair or lack of repair of the Premises; or (g) any other matter with respect to the Premises. Tenant further acknowledges and agrees that having been given the opportunity to inspect the Premises, Tenant is relying solely on its own investigation of the Premises and not on any information provided or to be provided by Landlord. Tenant further acknowledges and agrees that any information provided or to be provided by or on behalf of Landlord with respect to the Premises, was obtained from a variety of sources and that Landlord has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information. Tenant further acknowledges and agrees that, except to the extent specifically set forth in Section 1.2 above with respect to the Parking Lot Improvements, the leasing of the Premises as provided for herein is made on an “AS-IS” condition and basis with all faults. Tenant and anyone claiming by, through or under Tenant hereby fully and irrevocably releases Landlord from any and all claims that it may now have or hereafter acquire against Landlord for any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions (excluding, however, environmental matters, now or hereafter affecting the Premises), except as otherwise specifically set forth herein (collectively, “Losses”), except to the extent (i) such Losses arise from the negligence or misconduct or breach of this Lease of or by Landlord or Landlord’s Parties or (ii) Landlord has indemnified Tenant against such Losses. This release includes claims of which Tenant is presently unaware or which Tenant does not presently suspect to exist in its favor which, if known by Tenant, would materially affect Tenant’s release of Landlord. Tenant specifically waives the provision of California Civil Code 1542, which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

2.             Term.

2.1           Term; Notice of Lease Dates. This Lease shall be effective upon the date first above written (the “Effective Date”). Subject to Section 2.4(a) below, the term of this Lease (the “Term”) shall commence upon the Actual Commencement Date for Office Building, the Actual Commencement Date for Manufacturing Building, and the Actual Commencement Date for Parking Lot with respect to the Office Building, Manufacturing Building and Parking Lot, respectively (hereinafter the Actual Commencement Dates for the Office Building, the Manufacturing Building and the Parking Lot may be collectively referred to as the “Respective Commencement Dates”). Within ten (10) days after Landlord’s written request, Tenant and Landlord shall execute a written confirmation of the Respective Commencement Dates in the form of the Notice of Lease Term Dates attached hereto as Exhibit “D”. The Notice of Lease Term Dates executed by Landlord shall be binding upon Tenant unless Tenant objects thereto in writing within such ten (10) day period.

2.2           Estimated Commencement Date for Parking Lot. It is estimated by the parties that Landlord will deliver possession of the Parking Lot, and that the Term of this Lease respecting the Parking Lot will commence on, the Estimated Commencement Date for Parking Lot set forth in Section 1.6 of the

Summary. The Estimated Commencement Date for Parking Lot is merely an estimate of the Actual Commencement Date for Parking Lot and, consequently, Tenant agrees that Landlord shall have no liability to Tenant for any loss or damage, nor shall Tenant be entitled to terminate or cancel this Lease (except as set forth in Section 2.5 below) if the Term of this Lease respecting the Parking Lot does not commence by the Estimated Commencement Date for Parking Lot for any reason whatsoever, including any delays in Substantial Completion of the Parking Lot Improvements.

If Landlord has not delivered possession of the Parking Lot by June 1, 1997, due to Landlord’s failure to Substantially Complete the Parking Lot Improvements (as such date is subject to extension by one day for each day Landlord is delayed in constructing the Parking Lot Improvements due to Force Majeure Delays), then Tenant may, following delivery of written notice to Landlord, construct the Parking Lot Improvements substantially in accordance with Exhibit “G”. In such event, the Actual Commencement Date for Parking Lot shall be the earlier to occur of (i) the date of Substantial Completion of the Parking Lot Improvements or (ii) ninety (90) days following the date Tenant gives Landlord written notice of its election to construct the Parking Lot Improvements. Within thirty (30) days following Substantial Completion of the Parking Lot Improvements and delivery to Landlord of evidence of the lien-free completion thereof and the costs incurred by Tenant in connection therewith, Landlord will reimburse Tenant the actual cost of construction of the Parking Lot Improvements. If Landlord fails to so reimburse Tenant within said thirty (30) day period, then the Rent for the Parking Lot will be calculated without the inclusion of the Parking Lot Improvement Costs, notwithstanding Section 1.9 of the Summary to the contrary.

2.3           Delivery; Early Occupancy. Landlord shall deliver possession of all of Parcel 1 on the first (lst) business day following the Acquisition Date (as that term is defined in Section 2.5 below) (the “Early Occupancy Date”) for purposes of construction of improvements to the Premises in accordance with the Work Letter attached hereto as Exhibit “C” (“Work Letter”); provided, however, Tenant acknowledges that approximately 30,000 square feet of the Manufacturing Building (in the approximate location depicted on Exhibit “A”) and certain areas outside of the Manufacturing Building (as described on Exhibit “A”) will be occupied by ALCOA (the current owner of the Premises) pursuant to a license for the purpose of removing certain trade fixtures, equipment and personal property, which removal is expected to be completed by February 28, 1997. Landlord represents and warrants to Tenant that such license will require ALCOA to vacate such space by February 28, 1997 (with an extension right to March 31, 1997). Landlord will exercise good faith efforts to cause ALCOA to remove its trade fixtures, equipment and personal property and vacate such portion of the Manufacturing Building by February 28, 1997 (or March 31, 1997, as applicable) and will exercise all remedies available under such license to cause such vacation. Notwithstanding anything to the contrary contained in this Lease (including, but not limited to, the Work Letter attached hereto), Tenant shall not perform or cause to be performed any tests or studies affecting or relating to the soils or subsurface areas below the Premises without prior written notice to and approval of Landlord, which approval shall not be unreasonably withheld or delayed. Such early occupancy shall be subject to all of the terms and conditions of this Lease (including, without limitation, Sections 10, 17, 20 and 22) except that Tenant will not be obligated to pay Monthly Rent for the Office Building or operating expenses for the Premises until the Actual Commencement Date for Office Building, and Tenant will not be obligated to pay Monthly Rent for the Manufacturing Building until the Actual Commencement Date for Manufacturing

Building (however, Tenant will pay operating expenses associated with the entire Premises commencing on the Actual Commencement Date for Office Building). Landlord shall deliver the Office Building and Manufacturing Building in broom-clean condition and without any of ALCOA’s trade fixtures, equipment or personal property other than those items identified on Exhibit “H” attached hereto.

2.4           Options to Extend. Tenant shall have two (2) options (individually, an “Extension Option” and collectively, the “Extension Options”) to extend the Term for a period (individually, an “Option Period”) of five (5) years, each commencing upon the Lease Expiration Date and the expiration of the first (1st) Option Period, as the case may be, upon the same terms and conditions previously applicable, except for the grant of any exercised Extension Option and Annual Rent (which shall be determined as set forth below). Each Extension Option may be validly exercised only by notice in writing received by Landlord not later than twelve (12) months prior to commencement of the Option Period; provided, however, that the Extension Option may be validly exercised only if no material Event of Default exists as of the date of exercise and, at Landlord’s option, as of the commencement of the Option Period. If Tenant does not exercise an Extension Option during the exercise period set forth above in strict accordance with the provisions hereof, the Extension Options shall forever terminate and be of no further force or effect. The Extension Options are personal to the original Tenant and any Permitted Assignee, may not be exercised by any person or entity other than the original Tenant or any Permitted Assignee, and shall become null and void if the original Tenant assigns its interest in this Lease or sublets any portion of the Premises to anyone other than a Permitted Assignee.

Annual Rent during each Option Period shall be equal to Fair Market Rental as of the commencement of such Option Period. For purposes hereof, “Fair Market Rental” shall mean the base rent payable to a willing landlord by a willing tenant having a similar financial responsibility, credit rating and capitalization as Tenant then has, taking into account all other relevant factors for like and comparable space including, without limitation, the uses permitted under this Lease, the lack of obligation to construct Tenant Improvements, and the limited real estate commission payable, improved with tenant improvements of like and comparable quality to those then existing in the Premises in the Rancho Bernardo business district of San Diego (or, if no comparable conditions exist in such area, then in the 1-15 corridor area of San Diego). At least six (6) months prior to the Option Period, Landlord shall notify Tenant of the Fair Market Rental as determined by Landlord. Any dispute between the parties hereto with respect to the amount so determined shall be resolved by appraisal, as set forth below; provided, however, that there shall be deemed not to be such a dispute unless Tenant notifies Landlord thereof in writing within one (1) month after Landlord so notifies Tenant of the Fair Market Rental and Tenant sets forth in such notice Tenant’s determination of Fair Market Rental. If, in the event of a dispute, the appraisers have not determined the Fair Market Rental by commencement of the Option Period, Tenant shall pay as Annual Rent the amount determined by Landlord until such time as the Fair Market Rental has been determined by arbitration, whereupon Tenant shall pay any additional amount due to Landlord based upon such subsequent determination of Fair Market Rental. If the Annual Rent so paid by Tenant is higher than that ultimately determined by the arbitration process, then Landlord shall reimburse such difference to Tenant.

If Tenant timely notifies Landlord in writing of Tenant’s dispute regarding Landlord’s determination of the Fair Market Rental, then Fair Market Rental shall be determined as follows. Landlord and Tenant shall each appoint one appraiser who shall by profession be a real estate appraiser active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in San Diego County and who shall not have been employed or engaged by either party during said five (5) year period. Each such appraiser shall be appointed within fifteen (15) days after Tenant notifies Landlord of Tenant’s dispute of Landlord’s determination of Fair Market Rental. The two appraisers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth above. The three appraisers shall, within thirty (30) days of the appointment of the third appraiser, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rental for the Premises, and shall notify Landlord and Tenant thereof. Such decision shall be based upon the criteria and variables set forth above. The new Annual Rent shall thereafter be equal to the Fair Market Rental of the Premises so selected by the appraisers. The decision of the majority of the three appraisers shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the time period specified hereinabove, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraisers decision shall be binding upon Landlord and Tenant. If the two appraisers fail to agree upon and appoint a third appraiser, the two appraisers shall request the presiding judge of the Superior Court of San Diego, acting in his private capacity, or the head of the local chapter of the leading appraisal group, to appoint the third appraiser. Each party shall pay for its own appraiser and one-half (1/2) of the cost of the third appraiser.

Anything to the contrary herein notwithstanding, Landlord and Tenant agree that in no event shall Fair Market Rental for any full calendar month during an Option Period, whether determined by Landlord, by Tenant or by appraisal, ever be less than the Monthly Rent payable by Tenant for the full calendar month immediately preceding the Option Term for which Fair Market Rental is to be determined.

2.5           Conditions Precedent.

(a)           Tenant acknowledges that Landlord is currently in escrow to acquire the Premises and Landlord intends to deliver possession of Parcel 1 to Tenant within one (1) business day following the date Landlord acquires the Premises (the “Acquisition Date”). Landlord’s and Tenant’s obligations under this Lease are conditioned upon Landlord’s acquisition of the Premises on or before March 1, 1997. If Landlord has not acquired the Premises by March 1, 1997, then Landlord shall return the first month’s Monthly Rent and the Security Deposit to Tenant and this Lease shall terminate and neither party shall have any further obligations to the other hereunder.

(b)           Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable for Rent if Landlord can otherwise deliver the Premises, or the applicable portion thereof, to Tenant as required hereunder)

until Landlord has received from Tenant all of the following:(i) a copy of this Lease fully executed by Tenant; (ii) evidence satisfactory to Landlord of the deposit of the Security Deposit in accordance with Section 5 below, and the first installment of Monthly Rent in accordance with Section 3.1 below; and (iii) copies of policies of insurance or certificates thereof as required under Section 21 of this Lease.

(c)           If, as of the delivery of possession of the Parcel 1, Landlord’s interest in the Premises is subject to a mortgage or deed of trust, then Tenant’s obligations hereunder shall be subject to Landlord’s delivery to Tenant of a commercially reasonable non-disturbance agreement (which agreement shall recognize Tenant’s offset rights under the Work Letter). If such non-disturbance agreement has not been delivered to Tenant by the Actual Commencement Date for Office Building, Tenant may terminate this Lease by giving Landlord written notice thereof within ten (10) days thereafter, but prior to Landlord’s delivery of such non-disturbance agreement.

3.             Rent.

3.1           Annual Rent. Tenant agrees to pay Landlord, as rent for the Premises, the Annual Rent designated in Sections 1.8 and 1.9 of the Summary. The Annual Rent shall be paid by Tenant in twelve (12) equal monthly installments of Monthly Rent in the amounts designated in Sections 1.8 and 1.9 of the Summary in advance on the first day of each and every calendar month commencing upon the Respective Commencement Dates, except that the first full month’s Monthly Rent for the Office Building and the Manufacturing Building shall, upon execution of this Lease by Tenant, be delivered into the escrow referred to in Section 2.5(a) above with instructions for disbursement to Landlord upon (i) Landlord’s acquisition of the Premises and (ii) the determination of the escrow holder that it is in a position, without the requirement for Landlord to satisfy any additional conditions, to deliver to Landlord (and deliver a copy to Tenant) an owner’s policy of title insurance insuring Landlord as the fee owner of the Property subject to Tenant’s leasehold estate (as evidenced by a recorded memorandum of lease) in (a) first priority position or (b) second position, provided that the policy also evidences the recording of a nondisturbance, recognition and attornment agreement satisfying the requirements of Section 2.5(c) above executed by Tenant, Landlord and the holder of the lien shown on the title report as having priority over Tenant’s leasehold estate. Monthly Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

3.2           Additional Rent; Management Fee. All amounts and charges payable by Tenant under this Lease in addition to the Annual Rent described in Section 3.1 above shall be considered additional rent for the purposes of this Lease, and the word “Rent” in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Rent is referenced. The Annual Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior demand therefor and without any deduction or offset, in lawful money of the United States of America. Tenant shall pay to Landlord as additional rent an annual management fee equal to two percent (2%) of Annual Rent for the Premises. Such fee shall be payable in twelve (12) equal monthly installments together with Monthly Rent.

3.3           Late Payments. Late payments of Monthly Rent and/or any item of additional rent will be subject to interest and a late charge as provided in Sections 22.6 and 22.7 below.

4.             Triple-Net Lease. All Rent shall be absolutely net to Landlord so that this Lease shall yield net to Landlord, the Rent to be paid each month during the Term of this Lease. Accordingly, except as specifically set forth herein, all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises (excepting the Acquisition Costs) which may arise or become due during the Term of this Lease with respect to the Premises shall be paid by Tenant. Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Premises by an affirmative act or omission of Landlord.

5.             Security Deposit. Concurrently with the execution of this Lease, Tenant shall deposit the Security Deposit designated in Section 1.10 of the Summary into an investment escrow account with Morgan Stanley or Montgomery Securities or such other investment company as is reasonably acceptable to both Landlord and Tenant. The escrow instructions for such account shall be subject to Landlord’s prior approval and must provide the following: (i) Landlord will not acquire any rights to the monies in such account until Landlord’s acquisition of the Premises and delivery of possession of Parcel 1 as contemplated in Section 2.3 (unless such delivery does not occur by reason of the failure of Tenant’s obligations described in Section 2.5(b) above) and Landlord has satisfied the conditions to disbursement of the first full month’s Monthly Rent set forth in Section 3.1 of this Lease; (ii) that Landlord shall have a first priority security interest in the monies in such account, (iii) Landlord will have access to the monies in such account upon Landlord’s delivery of a certificate to the escrow holder certifying that (A) there exists an Event of Default, and (B) Landlord is entitled to receive such payment(s) in the specified amount pursuant to the terms and conditions of the Lease; (iv) that Tenant shall have the right to direct the investment decisions for the account provided that all such investments shall be limited to those customarily utilized in a conservative pension fund investment portfolio; (v) that escrow shall distribute all earnings from the account in excess of the then-required Security Deposit directly to Tenant; and (vi) any funds remaining in the account after thirty (30) days following the expiration or earlier termination of this Lease for which Landlord has not requested disbursement pursuant to clause (iii) above within said thirty (30) day period shall be returned to Tenant. If Landlord withdraws more funds from the escrow account than necessary to cure an Event of Default, Landlord shall promptly re-deposit such excess funds into the escrow account. If Landlord fails to re-deposit such funds into the escrow account within five (5) Business Days after Landlord realizes or reasonably should have realized that Landlord had withdrawn excess funds, Landlord shall also be obligated to pay to Tenant interest on such amount at the Interest Rate from the expiration of such five (5) Business Day period until the date of re-deposit. Landlord may not request a withdrawal from the escrow account after thirty (30) days following the expiration or sooner termination of this Lease. Tenant hereby acknowledges and agrees that Landlord shall have no liability or responsibility for any loss of principal or interest not caused by Landlord from such account and that Tenant shall, within ten (10) days from the date of any such loss, deposit cash into the account sufficient to restore the Security Deposit to its then-required amount. The Security Deposit shall be held as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. The Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof. If Tenant defaults with respect to any of its obligations under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. The Security Deposit (or any balance thereof remaining following Landlord’s use of the Security Deposit [or portion thereof as permitted by this Lease] which has not been restored by Tenant) shall be returned to Tenant within thirty (30) days following the expiration of the Lease Term. If Landlord sells its interest in the Premises during the Lease Term and if Landlord transfers to the purchaser the Security Deposit (or balance thereof, and such purchaser acknowledges receipt thereof, then, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit. So long as no Event of Default under this Lease has occurred prior to the reduction dates set forth below, the required Security Deposit shall be reduced in accordance with the following schedule if, on or before the date for any scheduled reduction in the required Security Deposit, Landlord has not delivered a request for a withdrawal from such account, accompanied by the required certificate described above :

Month of Lease Term respecting the Office Building	Required Security Deposit

1-12	$2,224,416.00

13-24	$1,516,277.00

25-36	$808,138.00

37-end	$100,000.00

Landlord will waive the requirement to maintain the Security Deposit upon the satisfaction of the following conditions: (i) at the time of Tenant’s request for such waiver, Tenant has a tangible net worth of at least Seventy-Five Million Dollars ($75,000,000.00) and no Event of Default exists and (ii) during the immediately preceding six (6) month period, there has been no Event of Default and Tenant has maintained a tangible net worth of at least Seventy-Five Million Dollars ($75,000,000.00).

6.             Use.

6.1           General. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.1 I of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever.

Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the use, occupancy, alteration or improvement (whether structural or non-structural) of the Premises, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990 as it pertains to Tenant’s use, occupancy, improvement and alteration (whether structural or non-structural) of the Premises. Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions affecting the Premises or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises, or (b) for any unlawful purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor commit or suffer to be committed any waste in, on or about the Premises. Notwithstanding any provision to the contrary herein, Tenant’s obligations to comply with laws, ordinances, regulations and the like shall not include the obligation to comply with environmental laws, ordinances, regulations and the like except to the extent applicable to Hazardous Materials introduced to the Premises by Tenant or Tenant’s Parties, and Landlord releases Tenant from, and waives any and all claims against, Tenant for any liability resulting from any Hazardous Materials not introduced to the Premises by Tenant or Tenant’s Parties.

6.2           Signs, Awnings and Canopies. Tenant shall have the exclusive right to install upon the Premises such signage as Tenant deems appropriate provided Tenant obtains approval from all governmental authorities having jurisdiction over the Premises and from Landlord, which approval shall not be unreasonably withheld or delayed. Tenant agrees to maintain any such sign, awning, canopy, decoration, lettering or advertising matter as may be approved by Landlord in good condition and repair at all times. At the expiration or earlier termination of this Lease, at Landlord’s election, Tenant shall remove all signs, awnings, canopies, decorations, lettering and advertising and shall repair any damage to the Premises resulting therefrom all at Tenant’s sole cost and expense. If Tenant fails to maintain any such approved sign, awning, decoration, lettering, or advertising, Landlord may do so following thirty (30) days’ prior written notice to Tenant and Tenant shall reimburse Landlord for such cost. If, without Landlord’s prior written consent, Tenant installs any sign, awning, decoration, lettering or advertising, or fails to remove any such item(s) at the expiration or earlier termination of this Lease, Landlord may have such item(s) removed and stored and may repair any damage to the Premises at Tenant’s expense. The removal, repair and/or storage costs shall bear interest until paid at the Interest Rate.

6.3           Hazardous Materials. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and commo household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease), neither Tenant nor its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”) shall cause any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises without the prior written consent of Landlord, which consent Landlord may withhold in its sole but reasonable discretion. Concurrently with the execution of this Lease, Tenant agrees to complete and deliver to Landlord an Environmental Questionnaire in the form of

Exhibit “E” attached hereto. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises by Tenant or any of Tenant’s Parties.

To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises and which are caused by Tenant or any of Tenant’s Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord’s mortgagee(s). At all times during the Term of this Lease, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyis (“PCBs”), and freon and other chlorofluorocarbons. The provisions of this Section 6.3 will survive the expiration or earlier termination of this Lease.

To the fullest extent permitted by law, Landlord agrees to promptly indemnify, protect, defend and hold harmless Tenant and Tenant’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Tenant Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises and which are caused by Landlord or any of Landlord’s employees, agents or contractor (collectively, “Landlord’s Parties”). Notwithstanding any provision to the contrary in this Lease, if any environmental condition arises with respect to the Premises for which Tenant has been released from liability hereunder, and for which Tenant is therefore not responsible under this Lease, and Landlord does not remediate such environmental condition (which Landlord shall have the right but not the obligation hereunder to do, unless caused by Landlord or Landlord’s Parties) as and to the extent required by applicable law and adequately protect the health and safety of Tenant and Tenant’s Parties during such remediation activity, and such environmental condition would pose a material threat to the health and safety of Tenant’s Parties if unremediated, then (i) Tenant shall have the right to terminate this Lease, effective upon the date stated in Tenant’s written notice to Landlord (and Landlord’s Lender) exercising such right to terminate; provided, however, Landlord (or Landlord’s lender) may rescind such termination by commencing such remediation and providing for such adequate protection within ninety (90) days following receipt of such termination notice, and thereafter diligently pursuing such remediation to completion, and (ii) if such environmental condition was not caused by Landlord or Landlord’s Parties, then neither Landlord nor Landlord’s Parties shall have, and Tenant, on behalf of itself only, releases Landlord and Landlord’s Parties from, any liability arising from such environmental condition. Notwithstanding the foregoing, Tenant’s termination right under clause (i) of the preceding sentence shall not apply with respect to the environmental condition of the Premises disclosed by that certain AEPI Permit By Rule/Conditionally Authorized Facility Closure Plan amended as of December 11, 1996 and those certain Specifications for Decontamination and Demolition, provided such environmental condition is remediated in accordance with said plans and specifications.

Notwithstanding the foregoing, Landlord consents to the storage and use at the Premises, and disposal from the Premises, of certain Hazardous Materials upon the following conditions:

(a)           The Hazardous Materials are only those materials that are necessary for Tenant’s manufacture of semiconductor capital equipment at the Premises;

(b)           The storage, use and disposal of the Hazardous Materials complies with all applicable laws, and no disposal of the Hazardous Materials shall be through the drains of the Premises or the trash receptacles at the Premises without Landlord’s prior written consent;

(c)           The storage, use and disposal of the Hazardous Materials does not result in objectionable odors or health hazards to adjacent owners;

(d)           Tenant obtains and maintains all permits and approvals necessary for the storage, use and disposal of the Hazardous Materials;

(e)           On the first day of each calendar year during the Term (and, in addition, promptly following the date Tenant uses, stores or disposes new Hazardous Materials that have not been previously disclosed to Landlord), Tenant shall deliver to Landlord a disclosure statement containing the following:

(i)            A list containing, to the best knowledge of Tenant, all Hazardous Materials and the quantities thereof stored, used or disposed from the Premises during the preceding calendar year;

(ii)           A statement that (A) the use, storage and disposal of

such Hazardous Materials complies with all applicable laws, (B) Tenant has all necessary permits and approvals for the use, storage and disposal thereof, and (C) identifies the method of disposal of such Hazardous Materials; and

(iii)          Copies of all necessary permits and approvals relating to the use, storage and disposal of such Hazardous Materials to the extent not previously delivered to Landlord;

(f)            Tenant shall immediately advise Landlord in writing of, and provide Landlord a copy of:

(i)            Any notice of violation or potential or alleged violation of any law concerning Hazardous Materials received by Tenant from any governmental agency;

(ii)           Any and all inquiry, investigation, enforcement, clean-up, removal or governmental or regulatory actions instituted or threatened relating to Tenant or the Premises; and

(iii)          All claims made or threatened by any third party against Tenant or the Premises relating to any Hazardous Materials.

In the event any of the preceding conditions are not satisfied, Tenant shall immediately cease the use, storage and disposal of Hazardous Materials until all such conditions are satisfied. Landlord’s consent to the use, storage and disposal of such Hazardous Materials shall not constitute an assumption of the risk respecting the same and Tenant shall indemnify, protect, defend and hold the Landlord Indemnified Parties harmless from and against the same as required by this Section 6.3.

6.4           Refuse and Sewage. Tenant agrees not to keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and agrees to regularly and frequently remove same from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall, at Tenant’s sole cost and expense, properly dispose of all sanitary sewage and shall not use the sewage disposal system for the disposal of anything except sanitary sewage. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition. Tenant shall contract directly for all trash disposal services at Tenant’s sole cost and expense.

7.             Payments and Notices. All Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in Section 1.1 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section 1.2 of the Summary, or to Landlord at the address(es) designated in Section 1.1 of the Summary. Any notice or report addressed to Tenant or to Landlord shall be deemed to have been given (i) when delivered if given by personal delivery, (ii) instantaneously upon confirmation of receipt of facsimile if such confirmation is on or before 5:00 p.m. (recipient’s time) on a Business Day, otherwise on the next Business Day, (iii) on the date the U.S. Post office certifies delivery, nondeliverability or refusal of delivery if such notice or report was deposited in the United States mail, certified, postage prepaid, and (iv) in all other cases when actually received. Either party may change its address by giving notice of the same in accordance with this Paragraph. The term “Business Day”) as used in this Lease shall mean Monday through Friday, excepting those holidays observed by the U.S. PostalService.

8.             Brokers. The parties recognize that the broker(s) who negotiated this Lease are stated in Section 1.12 of the Summary. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

9.             Surrender; Holding Over.

9.1           Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and Tenant shall deliver exclusive possession of the Premises to Landlord broom clean and in the same condition and repair as existed on the date the initial Tenant Improvements were completed, reasonable wear and tear excepted (and casualty damage excepted if this Lease is terminated as a result thereof pursuant to Section 18), condemnation excepted and Hazardous Materials not caused to be present in, on , under or about the Premises by Tenant or Tenant’s Parties excepted, with all of Tenant’s personal property (and those items, if any, of Tenant Improvements and Tenant Changes identified by Landlord pursuant to Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections 12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease, with such removal and repair obligations completed in the time required by Sections 12.2 and 12.3 below, then, in addition to the provisions of Section 9.3 below and Landlord’s rights and remedies under Section 12.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

9.2           Holding Over. If Tenant holds over after the expiration or earlier termination of the Lease Term, then, without waiver of any right on the part of Landlord as a result of Tenant’s failure to timely surrender possession of the Premises to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay all costs, expenses and any other additional rent under this Lease), but at a Monthly Rent equal to: one hundred twenty-five percent (125%) of the Monthly Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease.

10.           Taxes.

10.1         Real Property Taxes. Tenant shall pay all general and special real property taxes, assessments (including, without limitation, change in ownership taxes or assessments), liens, bond obligations, license fees or taxes and any similar impositions in-lieu of other impositions now or previously within the definition of real property taxes or assessments and any and all assessments under any covenants, conditions and restrictions affecting the Premises (collectively “Real Property Taxes”) which may be levied or assessed against the Premises applicable to the period from the Early Occupancy Date with respect to Parcel 1, and the Actual Commencement Date for Parking Lot with respect to Parcel 2, until the expiration or sooner termination of this Lease. Notwithstanding the foregoing provisions, if the Real Property Taxes are not levied and assessed against the Premises as separate tax parcels, then Tenant shall pay Tenant’s pro rata share of all Real Property Taxes which may be levied or assessed by any lawful authority against the land and improvements of the separate tax parcel on which the Premises are located. Tenant’s pro rata share under such circumstances shall be apportioned according to the floor area of the Premises as it relates to the total leasable floor area of all of the buildings (including the Premises) situated in the separate tax parcel in which the Premises is located.

Tenant reserves the right to approve any assessment of public improvements that may affect the Premises to the extent Landlord has such night. Any future assessments for public improvements may be paid by Landlord in full or in installments, but Tenant’s contribution will be determined and payable based on the assumption that such assessments were allowed to go to bond and became payable in installments.

All Real Property Taxes for the tax year in which the Early Occupancy Date and the Actual Commencement Date for Parking Lot occur and for the tax year in which this Lease terminates shall be apportioned and adjusted so that Tenant shall not be responsible for any Real Property Taxes for a period of time occurring prior to the Early Occupancy Date and the Actual Commencement Date for Parking Lot or subsequent to the expiration of the Lease term.

Tenant agrees to pay to the taxing authority entitled thereto the total Real Property Taxes due. Any of said payments to be made directly to the taxing authority shall be made prior to the delinquency date established by the taxing authority, and Tenant shall, concurrently with such payment, deliver evidence of such payment to Landlord. Failure of Tenant to pay said Real Property Taxes as and when herein specified shall, in addition to all other rights and remedies of Landlord hereunder, subject Tenant to any fine, penalty, interest, or cost which Landlord may incur as a result thereof. Tenant shall, within thirty (30) days after demand, reimburse Landlord for any such fine, penalty, interest, or cost, together with interest thereon at the Interest Rate.

If at any time during the Term under the laws of the United States, or the state, county, municipality, or any political subdivision thereof in which the Premises is located, a tax or excise on rent or any other tax however described is levied or assessed by any such political body against Landlord on account of rent payable to Landlord hereunder or any tax based on or measured by expenditures made by Tenant on behalf of Landlord, such tax or excise shall be considered “Real Property Taxes” for purposes of this Section 10.1, and shall be payable in full by Tenant. Such taxes or excises shall be payable within ten (IO) days after Tenant’s receipt of the tax bill therefor from Landlord.

10.2         Personal Property Taxes. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant). If any such taxes or assessments are levied against Landlord or Landlord’s property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord’s cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

11.           Repairs.

11.1         Tenant’s Repair Obligations. Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, replace and preserve the Premises and all parts thereof, both structural and non-structural, including, without limitation, utility meters, plumbing, pipes and conduits, all heating, ventilating and air conditioning systems located within the Premises, all fixtures, furniture and equipment, Tenant’s signs, if any, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, restrooms, ceilings, interior and exterior walls, roof, foundations, skylights, interior and demising walls, doors, electrical and lighting equipment, sprinkler systems, parking areas, driveways, walkways, parking lots, loading dock areas and doors, rail spur areas, fences, signs, lawns and landscaping, if any, and any Tenant Improvements, Tenant Changes or other alterations, additions and other property and/or fixtures located within the Premises in good condition and repair, except for reasonable wear and tear, casualty damage (if Tenant is not obligated to repair hereunder), condemnation and Hazardous Materials not introduced to, in, on, under or about the Premises by Tenant or Tenant’s Parties. Tenant’s repair and maintenance obligations shall include, but not be limited to, slurry coating the parking areas of Parcel 1 and the Parking Lot every thirty (30) months; parking area and driveway sweeping and repairing; and responsibility for painting. Tenant agrees to procure and maintain maintenance contracts for all heating, ventilating and air conditioning systems with reputable contractors reasonably approved by Landlord. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Except to the extent provided in Section 1.2 above with respect to the construction of the Parking Lot Improvements, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

11.2         Landlord’s Repair Rights. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature). If Tenant fails to perform Tenant’s obligations under Section 11.1 hereof, or under any other provision of this Lease, then Landlord shall have the option (but not the obligation) to enter upon the Premises after ten (10) days’ prior written notice to Tenant, or in the case of an emergency immediately without prior notice, to perform such obligations on Tenant’s behalf necessary to return the Premises to good order, condition and repair. The costs incurred by Landlord pursuant to this Section 11.2 shall become due and payable to Landlord, upon demand.

11.3         Landlord’s Contribution to Certain Expenditures. If any

replacement obligation of Tenant under Section 11.1 with respect to a Basic Element would normally be capitalized under normal accounting practice and is in excess of Twenty-Five Thousand Dollars ($25,000.00), and if as a result of such expenditure the useful life of the Basic Element (as such useful life is based on the estimated actual life pursuant to generally accepted accounting practices) will extend beyond the Term, then, subject to the requirements set forth in this Section 11.3, Landlord will reimburse Tenant for Landlord’s prorata share thereof within thirty (30) days following the expiration or sooner termination of this Lease; provided, however, Landlord will have no such reimbursement obligation if this Lease terminates as a result of an Event of Default. Landlord’s prorata share of such expenditure shall be a fraction, the numerator of which is the number of months remaining on the useful life of the Basic Element after the expiration or sooner termination of this Lease, and the denominator of which is the total number of months of the useful life of the Basic Element. As a condition precedent to Landlord’s obligation to reimburse Tenant for a prorata share of any such expenditure, Tenant shall first obtain Landlord’s prior written approval of the contractor, the plans and specifications, the amount of any such expenditure and the useful life resulting from such expenditure, which approval shall not be unreasonably withheld or delayed. Upon such approval, either party shall, at the other party’s request, enter into an amendment of this Lease identifying the amount subject to reimbursement by Landlord. The “Basic Elements” are the foundations and structural walls of the Premises, HVAC equipment and the roof.

12.           Alterations.

12.1         Tenant Changes; Conditions.

(a)           Tenant shall not make any alterations, additions, improvements or decorations to the Premises (collectively, “Tenant Changes,” and individually, a “Tenant Change”) unless Tenant first obtains Landlord’s prior written approval thereof, which approval Landlord shall not unreasonably withhold or delayed. Notwithstanding the foregoing, Landlord’s prior approval shall not be required for any Tenant Change which satisfies all of the following conditions (hereinafter a “Pre-Approved Change”): (i) the costs of such Tenant Change does not exceed Fifty Thousand Dollars ($50,000.00); (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (1 0) days prior to commencement of the work thereof; (iv) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1; and (v) the Tenant Change does not affect the structural, mechanical, life-safety or exterior elements of the Premises.

(b)           All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all applicable laws, rules and regulations of all governmental agencies and authorities including, without limitation, the provisions of Title III of the Americans with

Disabilities Act of 1990; and (iv) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(c)           Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in reasonable amounts.

12.2         Removal of Tenant Changes and Tenant Improvements. All Tenant Changes and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, (i) Tenant shall remove those items of the initial Tenant Improvements, if any, designated for removal pursuant to the Work Letter and (ii) Landlord may, by written notice delivered to Tenant on or before the expiration of the Lease Term (or upon any sooner termination of this Lease) identify those items of Tenant Changes which Landlord shall require Tenant to remove at the end of the Term of this Lease (however, if Tenant, prior to the installation of any Tenant Changes, requested in writing that Landlord identify whether the proposed Tenant Changes must be removed at the expiration or termination of this Lease [which notice further informed Landlord that Landlord’s failure to respond within ten (1 0) days would result in Landlord’s waiver of the right to require removal of the Tenant Changes], and Landlord did not give Tenant written notice within ten (1 0) days thereafter that Landlord would require the removal of any such items, then Tenant will not be required to remove the same at the expiration or termination of this Lease). If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the later to occur of (i) the expiration or sooner termination of this Lease or (ii) thirty (30) days following Tenant’s receipt of written notice of such requirement, and repair any damage to the Premises caused by such removal (or, at Landlord’s option, shall pay to Landlord all of Landlord’s reasonable costs of such removal and repair provided that Landlord provides Tenant with reasonable evidence that Landlord incurred such costs). Notwithstanding the thirty (30) day time period for Tenant’s removal specified above, if such removal cannot be completed without incurring overtime charge, such time period shall be extended by the period reasonably required to permit Tenant to complete such removal and repair (if any repair is required).

12.3         Removal of Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant’s sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal.

12.4         Tenant’s Failure to Remove. If Tenant fails to remove by

the expiration or sooner termination of this Lease all of its personal property, or if Tenant fails to remove any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to, and within the time required by, Section 12.2 above, Landlord may, (without liability to Tenant for loss thereof), at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (1 0) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

13.           Liens. Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant’s agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord’s request, provide Landlord with enforceable, conditional and final lien releases (and other reasonable evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded so that it no longer affects title to the Premises. If Tenant fails to cause such lien to be so released or bonded within the earlier to occur of (i) five (5) days prior to the date the lien may be foreclosed upon or (ii) twenty (20) days after Tenant has actual notice of the filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. If Landlord acquires knowledge that any such lien has been filed against the Premises, Landlord will promptly give Tenant written notice thereof. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

14.           Assignment and Subletting.

14.1         Restriction on Transfer. Tenant will not assign or encumber this Lease in whole or in part, nor sublet all or any part of the Premises, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold or delay, except as provided in this Section 14. The consent by Landlord to any assignment, encumbrance or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is assigned by Tenant, or if the Premises or any part thereof are sublet or occupied by any person or entity other than Tenant, Landlord may collect rent from the assignee, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained unless expressly made in writing by Landlord. Irrespective of any assignment or sublease, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Without limiting in any way Landlord’s right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to an assignment or sublease if, in Landlord’s opinion, (i) the net worth or financial capabilities of such assignee or subtenant is less than that of Tenant at the date hereof, (ii) the proposed assignee does not have the financial capability to fulfill the obligations imposed by the assignment, (iii) the proposed assignment or sublease involves a change of use of the Premises from that specified herein, or (iv) the proposed assignee is not, in Landlord’s reasonable opinion, of reputable or good character. Any proposed assignee or subtenant which Landlord does not disapprove shall be deemed a “Permitted Business.” If Tenant assigns this Lease or sublets the Premises to a third party who is not in any way affiliated or connected with Tenant by way of a merger, reorganization, consolidation or otherwise, fifty percent (50%) of any rent, additional rent or other compensation paid to Tenant in addition to the Rent payable to Landlord as set forth in this Lease shall be paid by Tenant to Landlord as additional rent. In calculating excess rent or other consideration which may be payable to Landlord under this Section, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys’ fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord. If Tenant is a corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning and provisions of this Section 14.1. Notwithstanding any provision to the contrary in this Lease, Tenant may, without Landlord’s prior written consent and without any participation by Landlord in assignment and subletting proceeds, sublet the Premises or assign this Lease to: (i) a subsidiary, affiliate, division or corporation controlled or under common control with Tenant-, (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Tenant’s assets (collectively,

“Permitted Assignees”), provided that, within ten (10) days following the effective date of such transaction, Tenant gives Landlord written notice of the transaction and sufficient information to evidence that the transaction satisfies the foregoing requirements, together with the Permitted Assignee’s assumption of Tenant’s obligations hereunder in the case of an assignment. For the purpose of this Lease, sale or transfer of Tenant’s capital stock through any public exchange shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises. Landlord’s consent to any proposed assignment or subletting shall not be unreasonably withheld and, if not given or withheld within fifteen (1 5) days following Landlord’s receipt of the Transfer Notice, shall be deemed given, provided that the Transfer Notice informs Landlord that the failure to respond within fifteen (15) days will be deemed Landlord’s consent.

14.2         Transfer Notice. If Tenant desires to effect an assignment, encumbrance or subletting (a “Transfer”), then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant agrees to give Landlord a notice (the “Transfer Notice”), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as “Transferee”), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.

14.3         Landlord’s Options. Within fifteen (15) days of Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee’s financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer; or (ii) refuse such consent, which refusal shall be on reasonable grounds.

14.4         Additional Conditions. Within ten (10) days following any Transfer, Tenant shall deliver to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord. No Transfer will release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord’s consideration of the proposed assignment or sublease,

Tenant agrees to pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00), plus Landlord’s reasonable attorneys’ fees and costs incurred by Landlord in reviewing such proposed assignment or sublease.

15.           Entry by Landlord. Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of non- responsibility, and/or to alter, improve or repair the Premises as contemplated by Section 11.2 in the event Tenant fails to perform its obligations under Section 11.1, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant’s business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations). Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of Rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Sections 21.1 and 23, to the extent of Landlord’s negligence or willful misconduct.

16.           Utilities and Services. Tenant shall be solely responsible for and shall promptly pay all charges for heat, air conditioning, water, gas, electricity or any other utility used, consumed or provided in, furnished to or attributable to the Premises directly to the supplying utility companies. Tenant shall reimburse Landlord within ten (10) days of billing for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by local utility companies. Landlord will notify Tenant of this charge as soon as it becomes known. This charge will increase or decrease with current charges being levied against Landlord or the Premises by the local utility company, and will be due as additional rent. In no event shall Rent abate or shall Landlord be liable for any interruption or failure in the supply of any such utility services to Tenant.

17.           Indemnification and Exculpation.

17.1         Tenant’s Assumption of Risk and Waiver. Except to the extent such matter is attributable to the breach of this Lease or the negligence or willful misconduct of Landlord or Landlord’s Parties (but subject to the waivers and releases in Section 21), Landlord shall not be liable to Tenant, Tenant’s employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other persons in the Premises, occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable for any consequential damages or loss of business or profits and Tenant hereby waives any and all claims for any such damages. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers, unless such damage shall be caused by the breach of this Lease or the negligence or willful misconduct of Landlord or Landlord’s Parties and such damage is not covered by the insurance required to be maintained by Tenant under this Lease. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

17.2         Tenant’s Indemnification of Landlord. Except to the extent such matter is caused by the breach of this Lease or the negligence or misconduct of Landlord or Landlord’s Parties (but subject to the waivers and releases in Section 21), Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (a) any act or omission of Tenant or any of Tenant’s Parties; (b) the use of the Premises and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises; and/or (c) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably approved in writing by Landlord, which approval shall not be unreasonably withheld.

17.3         Survival; No Release of Insurers. Tenant’s indemnification obligation under Section 17.2, shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in Sections 17.1 and 17.2 above, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant, pursuant to the provisions of this Lease.

18.           Damage or Destruction.

18.1         Obligation to Restore. Except as set forth below, in case

of damage to or destruction of the Premises, whether or not by a risk required to be covered by insurance as set forth in Section 20 of this Lease, this Lease shall not terminate and Tenant shall promptly restore, rebuild, replace or repair (hereinafter referred to as “Restore” or “Restoration”) the Premises to substantially the same condition as existed immediately prior to such damage or destruction. Such Restoration shall be commenced promptly but in no event later than ninety (90) days after the casualty and shall thereafter be prosecuted with due diligence.

Notwithstanding the foregoing or any provision to the contrary in this Lease, the following shall apply to and modify Tenant’s obligations to Restore the Premises and/or any trade fixtures or equipment thereon or therein owned by Tenant, provided that Tenant, at Tenant’s option may exercise any right to terminate pursuant to the last grammatical paragraph of Section 18.1:

(a)           If Tenant has carried insurance in the amounts, types and with insurance companies required by this Lease, and the insurance company(ies) issuing such policy(ies) fail(s) (through no fault of Tenant) to make the appropriate insurance proceeds available within ninety (90) days following a casualty to which such insurance applies (or if Landlord has elected to maintain the All Risks insurance for the Premises pursuant to Section 20.4 and either fails to so maintain such insurance or if the insurance company fails, through no fault of Tenant, to make the appropriate insurance proceeds available within ninety (90) days following a casualty to which such insurance applies), and there is no reasonable expectation that such proceeds will be made available in a timely manner, then Tenant shall have no obligation to Restore and Tenant shall have the right to terminate this Lease (i) if Landlord (or Landlord’s lender) does not notify Tenant, within sixty (60) days following the date Tenant gives Landlord (and Landlord’s lender) written notice of such failure on the part of the insurance company(ies) (the “Insurance Failure Notice”), that Landlord (or Landlord’s lender) will Restore the Premises within three hundred (300) days following the Insurance Failure Notice or (ii) if Landlord (or Landlord’s lender) undertakes Restoration but fails to complete such Restoration within three hundred (300) days following the Insurance Failure Notice. If Landlord (or Landlord’s lender) does so Restore the Premises and Tenant does not terminate this Lease, then Tenant will Restore its trade fixtures and equipment. Notwithstanding any provision to the contrary in this Lease, if Landlord has elected to carry the All-Risk insurance under Section 20.4 and the deductible exceeds the deductible Tenant is permitted to maintain hereunder, Tenant shall not be required to pay all or any portion of such excess deductible.

(b)           If casualty damage Restored by Tenant is uninsured (any” deductible” amount applicable to any insurance policy covering the casualty in question shall be deemed to mean that the casualty damage is uninsured to the extent of the deductible) to the extent of ten percent (1 0%) or more of the full replacement cost of the building or buildings in question, and Tenant Restores (or intends to Restore) such casualty damage, then Tenant shall have the onetime option, upon written notice to Landlord given within one hundred twenty (120) days following such casualty event, to elect to extend the then-current Term for an additional ten (10) year period upon all of the terms and conditions of this Lease (including the right to exercise any options to extend then remaining and to occupy the Premises pursuant to any previously exercised options), provided that the Monthly Rent for any such extended Term shall be equal to the Monthly Rent in effect during the year immediately preceding such extended Term, increased by an amount equal to three percent (3%) of such previous year’s Monthly Rent, and Monthly Rent for each subsequent year of said extended Term shall be increased by an amount equal to three percent (3%) of the preceding year’s Monthly Rent. There shall be no adjustment to fair market rent in connection with any such extended Term.

Notwithstanding the foregoing, however, in the case of damage to or destruction of the Premises during the last eighteen (18) months of the Term that will render the Premises, in Tenant’s reasonable opinion, inaccessible or unusable for purposes of conducting Tenant’s business for more than ninety (90) days, Tenant may elect to terminate this Lease by giving Landlord written notice of such election within thirty (30) days following the casualty, in which event Tenant shall have no obligation to Restore the Premises; provided, however, Tenant shall deliver any insurance proceeds to Landlord in accordance with Section 18.5 below.

18 2         Reconstruction and Repair Requirements. Tenant shall obtain Landlord’s prior approval of all plans for Restoration work performed by Tenant, which approval shall not be unreasonably withheld or delayed.

18.3         No Rent Abatement During Reconstruction. There shall be no Rent abatement during Restoration of the Premises or during that period after any casualty and prior to commencement of Restoration.

Notwithstanding the foregoing, in the event Landlord elects to maintain rental loss insurance pursuant to Section 20.4, then the following shall apply: In the event that as a result of any casualty damage to the Premises, Tenant is prevented from using, and does not use, the Premises or does not use some portion thereof, then the Rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or does not use some portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; ‘provided, however, Tenant shall only be entitled to such abatement so long as Tenant is complying with its Restoration obligations under Section 1 B. 1 and in no event may such abatement continue beyond the later to occur of (i) twelve (12) months following the casualty or (ii)

the expiration date of coverage under Landlord’s rental loss insurance policy. Notwithstanding the foregoing to the contrary, if the damage is due to the willful or intentional misconduct of Tenant or any Tenant Parties, there shall be no abatement of Rent unless such abatement (i) is covered by the rental loss insurance maintained by Landlord or (ii) would have been covered by the rental insurance loss insurance required to be maintained under Section 20.4 in the event Landlord has failed to maintain such insurance.

18.4         Adjustment of Loss and Disbursement of Insurance Proceeds upon Restoration. Except for Restoration that is reasonably expected to cost less than Fifty Thousand Dollars ($50,000), any adjustment of the loss with the insurance company(ies) by Tenant must be made with Landlord’s consent, which will not be unreasonably withheld or delayed. If Landlord elects to maintain All Risk insurance pursuant to Section 20.4, then Landlord shall adjust any loss covered thereby subject to Tenant’s consent, which will not be unreasonably withheld or delayed. All proceeds of the insurance policies maintained pursuant to Section 20.1 (a) and/or Section 20.4 (“Proceeds”) shall be deposited with a depository acceptable to Landlord and Tenant (the “Depository”). If the Proceeds are insufficient to cover the anticipated cost of Restoration, Tenant shall deposit with the Depository prior to the commencement of Restoration funds in the amount of such deficiency. The Depository shall disburse the Proceeds and Tenant’s funds, if applicable, during the course of Restoration in accordance with customary construction disbursements, including a ten percent (10%) retention. If, after the Restoration has been completed in accordance with the terms of this Lease, there are remaining funds held by the Depository, then such funds (after first deducting from such funds the fees and expenses of the Depository) shall be delivered to Tenant. If there are not sufficient funds remaining to pay for the Depository’s fees and expenses, Tenant shall be responsible for the payment of same.

18.5         Disbursement of Insurance Proceeds upon Termination. Upon any termination of this Lease under the provisions of this Article 18, all proceeds from insurance policies maintained under Section 20 shall be disbursed and paid to Landlord, except to the extent such proceeds are paid by one or more insurers with respect to Tenant’s furniture, equipment trade fixtures and other personal property and those items of Tenant Changes and Tenant Improvements that must be removed from the Premises at the expiration or earlier termination of this Lease pursuant to Section 12.2.

18.6         Waiver of Termination. The agreements contained in this Article 10 provide a material part of the consideration for this Lease and in bargaining for and obtaining its rights under this Article 18, Tenant waives any right to terminate this Lease under Section 1932 and/or 1933 of the Civil Code of California, or any similar statute or law now or hereafter in force.

19.           Eminent Domain.

19.1         Total or Partial Taking. In case all of the Premises, or such part thereof as shall materially and substantially interfere with Tenant’s ability to conduct its business upon the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant; provided, however, in the event of such a taking, Tenant shall be entitled to such portion of the award as shall be attributable to the loss of the unamortized cost of the improvements to the Premises made and paid for by Tenant pursuant to Exhibit “C” (such amortization being the same as that used by Tenant for federal income tax purposes), relocation costs, goodwill and for damage to, or the cost of removal of, Tenant’s personal property. In the event the amount of property or the type of estate taken shall not materially and substantially interfere with the ability of Tenant to conduct its business upon the Premises, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking to the extent of any award proceeds received by Landlord, and a fair and equitable abatement shall be made to Tenant for the Annual Rent corresponding to the time during which, an (i to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration.

19.2         Temporary Taking. In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Lease Term. For purposes of this Section 19.2, a temporary taking shall be defined as a taking for a period of one (1) year or less.

19.3         Waiver of Termination. Tenant and Landlord waive any right to terminate this Lease under Section 1265.130 of the California Code of Civil Procedure, or any similar statute or law now or hereafter in force.

20.           Tenant’s Insurance.

20.1         Types of Insurance. On or before the earlier of the Early Occupancy Date (for Parcel 1), the Actual Commencement Date for Parking Lot (for Parcel 2) or the date Tenant commences or causes to be commenced any work of any type in or on any portion of the Premises, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect respecting Parcel 1 or Parcel 2 or both, as applicable, the following insurance:

(a)           All Risk insurance, including fire and extended coverage, sprinkler leakage, vandalism, malicious mischief, flood (if the Premises are in a flood zone) and earthquake coverage upon property of every description and kind located on the Premises, without limitation, furniture, equipment and any other personal property, any Tenant Changes, the Buildings, the Tenant Improvements, and the Parking Lot Improvements in an amount not less than the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be presumptive. No co-insurance provision shall apply under such insurance policy or, in the alternative, the insurance policy shall contain an agreed amount endorsement. All references to earthquake coverage herein shall be deemed to include earthquake sprinkler leakage coverage.

Notwithstanding the foregoing, if earthquake coverage is not available from an insurer satisfying the requirements of Section 20.2 below with a deductible satisfying the requirements of Section 20.2 below, or if such earthquake coverage is available from an insurer satisfying the requirements of Section 20.2 but the premium for such insurance is in excess of Thirty Thousand Dollars ($30,000.00) per year (the “Cap”), then Tenant, following at least thirty (30) days’ prior written notice thereof to Landlord, shall have no obligation to maintain earthquake insurance so long as such insurance is not available for less than or equal to the Cap; provided, however, if Landlord gives Tenant written notice that Landlord will reimburse Tenant one-half (1/2) of the amount of the earthquake insurance premium in excess of the Cap and if the insurance policy will satisfy the requirements of Section 20.2, Tenant shall be obligated to obtain such earthquake insurance until Landlord gives Tenant written notice of its rescission of such election. If Landlord has agreed to reimburse Tenant one-half (1/2) of the amount of such excess, Landlord shall do so within thirty (30) days following receipt of an invoice therefor, and if Landlord fails to so reimburse Tenant, Tenant may deduct one-half (%) of such excess against Rent. The Cap shall be subject to annual increases in the same proportion as increases, if any, in the Consumer Price Index-Urban Wage Earners and Clerical Workers (Los Angeles-Anaheim-Riverside) All-items Base 1982-84=1 00, or successor index, using the month in which this Lease is executed as the base month.

(b)           Commercial general liability insurance coverage, including personal injury, bodily injury (including wrongful death), property damage, operations hazard, owners protective coverage, contractual liability (including Tenant’s indemnification obligations under this Lease, including Section 17 hereof, but only to the extent such indemnification obligations are covered under a commercial general liability policy), liquor liability (if Tenant serves or stores alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, with a general aggregate of not less than Five Million Dollars ($5,000,000). The general aggregate amount of such commercial general liability insurance shall be increased every five (5) years during the Term of this Lease to an amount reasonably required by Landlord but in no event greater than that commonly required of similar tenants of similar buildings in the Rancho Bernardo area of San Diego County.

(c)           Workers compensation and employees liability insurance, in statutory amounts and limits.

(d)           Loss of income, extra expense and business interruption insurance covering a minimum of twelve (12) months of Tenant’s Rent and such additional amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or Tenant’s parking areas as a result of such perils.

(e)           Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

20.2         Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers authorized to do business in the state in which the Premises is located and rated not less than financial class VII, and not less than policyholder rating A- in the most recent version of Best’s Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1 (a) and 20.1(d) above); (b) be in then-standard form; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord’s request, Landlord’s mortgagees and ground lessors of which Tenant has been informed in writing, as additional insureds (and with respect to the insurance described in Sections 20.1 (a) and (d) above, as loss-payees thereunder), all as their respective interests may appear (however, as to the insurance described in Section 20.1 (d) above, the loss-payees’ interest in the insurance proceeds will be limited only to those amounts allocable to Tenant’s rental obligations hereunder following a casualty at the Premises and shall be further limited to as and when such rental obligations become due and payable); (d) shall not have a deductible amount exceeding Ten Thousand Dollars ($10,000.00) (or such higher amount as Landlord may permit in its reasonable discretion, but in no event may the All-Risk insurance deductible be greater than five percent (5%) of the replacement cost), except that with respect to earthquake coverage, the deductible amount shall not exceed ten percent (10%) of the total insured value (however, the deductible shall be, at Landlord’s option, five percent (5%) during all times Tenant has a net worth of less than Twenty-Five Million Dollars ($25,000,000), as such net worth amount is subject to increase in the same manner as the

Cap pursuant to Section 20.1 (a) above); (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord’s mortgagees and ground lessors shall be primary, and any insurance carried by Landlord or Landlord’s mortgagees and ground lessors shall be excess and non- contributing; (o except for worker’s compensation insurance, contain an endorsement that the insurer (only with respect to the policy required by Section 20.1 (a) above) waives its right to subrogation as described in Section 22 below; and (g) contain an undertaking by the insurer to notify Landlord (and the mortgagees and ground lessors of Landlord who are named as additional insureds) in writing not less than thirty (30) days prior to any change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than ten (1 0) days after the date Tenant takes possession of all or any part of the Premises, certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Section 20). Tenant shall cause replacement certificates to be delivered to Landlord not less than five (5) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Section 22.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense.

20.3         Effect on Insurance. Tenant shall not do or permit to be done anything which will violate or invalidate any insurance policy maintained by Tenant hereunder. If Tenant’s occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord, Tenant shall pay such increase as additional rent within ten (1 0) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord shall be canceled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) days after notice thereof, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section 22.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant’s cost.

20.4         Landlord’s Option to Insure. Landlord shall have the option from time to time to maintain the All Risk insurance referred to in Section 20.1(a) above covering the property described therein (other than Tenant’s personal property, furniture and equipment, which Tenant shall continue to insure) and/or rental loss insurance covering Tenant’s rental obligations hereunder for a period of at least twelve (12) months (or such longer period of time as Tenant may request) by giving Tenant written notice thereof. If Landlord elects to maintain such insurance, Tenant shall have no obligation to maintain such insurance on the property or obligations covered thereby until Landlord elects not to maintain such insurance by giving Tenant at least sixty (60) days’ prior written notice thereof. Tenant shall reimburse Landlord, as additional rent, the cost of such insurance within thirty (30) days following receipt of an invoice therefor; however, Tenant’s obligation to reimburse the cost of earthquake coverage in excess of the Cap shall be limited to one-half of such excess.

21.           Waiver of Subrogation.

21.1         Waiver. Notwithstanding any provision to the contrary herein, the parties release each other and their respective agents, employees, successors, assignees and subtenants from any claims or damages or losses which are caused by or result from (a) property damage insured against under any property insurance policy carried by Tenant pursuant to the provisions of this Lease and enforceable at the time of such damage or loss or which is actually carried by either party, or (b) property damage which would have been covered under any insurance required to be obtained and maintained by Tenant under Section 20 of this Lease (or which Landlord has elected to carry under Section 20.4 above) had such insurance been obtained and maintained as required therein. The foregoing waiver shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

21.2         Waiver of Insurers. Each party shall cause any property insurance policy obtained by it with respect to the Premises to provide that the insurer waives all rights of recovery by way of subrogation in connection with any claims, losses and damages covered by such policy. If Tenant fails to maintain property insurance required hereunder (or if Landlord elects to carry the All-Risk insurance pursuant to Section 20.4 and fails to so maintain such insurance), such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

22.           Tenant’s Default and Landlord’s Remedies.

22.1         Tenant’s Default, The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Lease by Tenant:

(a)           the vacation or abandonment of the Premises by Tenant.” Abandonment” is herein defined to mean any absence by Tenant from the Premises for five (5) Business Days or longer while in default of any other provision of this Lease. “Vacation” shall mean vacating the Premises without providing a reasonable level of security to minimize the potential for vandalism, or where the coverage of the property insurance under Section 20.1 (a) is jeopardized as a result thereof;

(b)           the failure by Tenant to make any payment of Rent or any

other payment required to be made by Tenant hereunder, within three (3) Business Days after Tenant’s receipt of notice from Landlord that such payment is past due;

(c)           the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 22.1 (a) or . (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that, if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion; or

(d)           (i) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days.

Any notice under this Section 22.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161.

22.2 Landlord’s Remedies; Termination. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a)           the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b)           the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)           the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d)           any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys’ fees; unamortized brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove,

As used in Sections 22.2(a) and 22.2(b) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate set forth in Section 1.13 of the Summary. As used in Section 22.2(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

22.3         Landlord’s Remedies; Re-Entry Rights. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 22.3, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction or unless Tenant’s right to possession of the Premises is terminated.

22.4         Landlord’s Remedies; Continuation of Lease. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises so long as Landlord does not terminate Tenant’s right to possession of the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 22.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord’s election not to terminate this Lease pursuant to this Section 22.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

22.5         Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Annual Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) Business Days with respect to monetary obligations (or ten (1 0) days with respect to non-monetary obligations) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

22.6         Interest. If any monthly installment of Annual Rent, or any other amount payable by Tenant hereunder is not received by Landlord by the tenth (10th) day following the due date, it shall bear interest at the Interest Rate set forth in Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 22.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

22.7         Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Annual Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises. Accordingly, if any monthly installment of Annual Rent or any other amount payable by Tenant hereunder is not received by Landlord within five (5) days after the due date thereof, Tenant shall pay to Landlord an additional sum of four percent (4%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

22.8         Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Section 22 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 22 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

23.           Landlord’s Default. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate Rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant’s rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies, and/or (ii) this Lease otherwise expressly limits Tenant’s rights or remedies, including the limitation on Landlord’s liability contained in Section 30 hereof; and (c) Tenant shall not have the right to terminate this Lease as a result of any such default.

24.           Subordination. At the request of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Premises, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Premises, this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof, and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof; provided, however, no subordination of this Lease shall result in Tenant being disturbed in its possession of the Premises or in the enjoyment of its rights under this Lease so long as Tenant is not in default with respect to its obligations hereunder, and any subordination agreement which Landlord, any mortgagee or ground lessor requests Tenant to execute to effect or confirm such subordination shall so provide and shall further provide that if the holder of any such lease or lien succeeds to the position of Landlord under the Lease, whether by foreclosure or termination of the ground or master lease, such successor-in-interest shall recognize Tenant as its tenant and shall perform the obligations of Landlord under the Lease accruing subsequent to the date such successor-in-interest succeeds to the position of Landlord and shall recognize Tenant’s offset rights under the Work Letter. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall attorn to and become the tenant of such successor and such successor-in- interest shall recognize Tenant as its tenant and shall perform the obligations of Landlord under the Lease accruing subsequent to the date such successor-in-interest succeeds to the position of Landlord. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Subject to the foregoing, Tenant covenants and agrees to execute and deliver to Landlord within ten (1 0) days after receipt of written demand by Landlord and in the form reasonably required by Landlord and reasonably acceptable to Tenant, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust or Tenant’s agreement to attorn. Should Tenant fail to sign and return any such documents within said ten (10) day period, and should such failure continue for an additional ten (10) days following written notice thereof to Tenant, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Section 22.1 above. Notwithstanding any provision to the contrary in this Lease, insurance proceeds shall be used as set forth herein, and any subordination agreement to be executed by Tenant shall so provide and shall provide that Tenant’s offset rights under the Work Letter shall be recognized.

25.           Estoppel Certificate.

25.1         Tenant’s Obligations. Within ten (1 0) Business Days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit “F” attached hereto, certifying: (a) the Respective Commencement Dates of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant’s knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 25.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Premises, as well as their assignees.

25.2         Tenant’s Failure to Deliver. Tenant’s failure to deliver such estoppel certificate within such time, which failure continues for an additional ten (10) day period following written notice thereof to Tenant, shall constitute a default hereunder without the applicability of any additional notice and cure periods specified in Section 22.1 above and shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s or Tenant’s performance (other than Tenant’s failure to deliver the estoppel certificate); and (c) not more than one (1) month’s rental has been paid in advance. Tenant shall indemnify, protect, defend (with counsel reasonably approved by Landlord in writing) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord pursuant to Section 25.1 above.

26.           Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not interfere with the use and enjoyment of the Premises by Tenant. Tenant shall sign any of the aforementioned documents promptly following the request of Landlord.

27.           Modification and Cure Rights of Landlord’s Mortgagees and Lessors.

27.1         Modifications. If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Premises, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, do not decrease Tenant’s rights and benefits hereunder, and do not otherwise adversely affect the leasehold estate created hereby or Tenant’s rights hereunder.

27.2         Cure Rights. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant in writing, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights hereunder, by power of sale or judicial foreclosure, if such should prove necessary to effect a-cure).

28.           Quiet Enjoyment. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease.

29.           Transfer of Landlord’s Interest. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Premises. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance except that such transferor shall remain liable for any portion of the Security Deposit held by such transferor and not returned to Tenant or delivered to the transferee at the time of such transfer. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

30.           Limitation on Landlord’s Liability. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord or Landlord’s partners, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or Landlord’s partners, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Premises and proceeds therefrom, and no other assets of Landlord.

31.           Miscellaneous.

31.1         Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Premises is located.

31.2         Successors and Assigns. Subject to the provisions of Section 29 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease except as expressly set forth herein.

31.3         No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.

31.4         Professional Fees. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder (including arbitration proceedings pursuant to the Work Letter), then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees, expenses and court costs), shall be paid by the other party.

31.5         Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non- defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

31.6         Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

31.7         Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to “days” shall mean calendar days unless specifically modified herein to be “business” days.

31.8         Prior Agreements; Amendments. This Lease, including the

Summary and all Exhibits and Riders attached hereto contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

31.9         Separability. The invalidity or unenforceability of any provision of this Lease (except for Tenant’s obligation to pay Rent) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

31.10       Recording. Neither Landlord nor Tenant shall record this Lease. In addition, neither party shall record a short form memorandum of this Lease without the prior written consent (and signature on the memorandum) of the other, and provided that prior to recordation Tenant executes and delivers to Landlord, in recordable form, a properly acknowledged quitclaim deed or other instrument extinguishing all of the Tenant’s rights and interest in and to the Premises, and designating Landlord as the transferee, which deed or other instrument shall be held by Landlord and may be recorded by Landlord once this Lease terminates or expires (but not prior thereto). If such short form memorandum is recorded in accordance with the foregoing, the party requesting the recording shall pay for all costs of or related to such recording, including, but not limited to, recording charges and documentary transfer taxes.

31.11       Exhibits and Riders. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease for all purposes as though set forth at length herein.

31.12       Auctions. Tenant shall have no right to conduct any auction in, on or about the Premises.

31.13       Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

31.14       Financial Statements. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often than once in any calendar year), Tenant shall deliver to Landlord then current public financial statement of Tenant. At Landlord’s request, Tenant will add Landlord to its mailing list to receive Tenant’s public financial reports when published (three (3) quarterly reports and one (1) annual report). If Tenant is not a publicly traded corporation, then the financial statements to be delivered by Tenant shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant.

31.15       No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

31.16       Force Majeure. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, “Force Majeure Delays”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 31.16 shall not apply to nor operate to excuse Tenant from the payment of Monthly Rent, additional rent or any other payments strictly in accordance with the terms of this Lease.

31.17       Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. .1

31.18       Nondisclosure of Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Premises, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease. Tenant shall have the right to make any disclosures concerning this Lease and its terms which are required by law.

31.19       Non-Discrimination. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

32.           Lease Execution.

32.1         Tenant’s Authority. If Tenant executes this Lease as a partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly authorized and existing partnership or corporation, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf in accordance with the Tenant’s partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant’s board of directors and the Tenant’s by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms.

32.2         Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

32.3         No Option. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

32.4         Landlord’s Authority. Landlord represents and warrants to Tenant that: (a) Landlord is a duly authorized and existing limited partnership and is qualified to do business in California; (b) the persons and entities executing this Lease are duly authorized to execute and deliver this Lease on Landlord’s behalf in accordance with Landlord’s partnership agreement; and (c) this Lease is binding upon Landlord in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

“TENANT”	CYMER, INC.,
a Nevada corporation

	By:	/s/ William A. Angus, III
Name: William A. Angus, III
	Title:	Sr. Vice President and
Chief Financial Officer

“LANDLORD”	AEW/LBA ACQUISITION CO. 11, LLC, a
California limited liability company

	By:	Eastrich No. 175, LLC, a
California limited liability
company, its member-manager

	By:	/s/ Phil Belling
	Name:	Phil Belling
	Its:	Authorized Signatory

Exhibits:

Exhibit “A”            Site Plan

Exhibit “B”            Legal Description of Premises

Exhibit “C”            Work Letter Agreement Schedule 1 Description of Conceptual Plans

Exhibit “D”            Sample Form of Notice of Lease Term Dates

Exhibit “E”             Environmental Questionnaire

Exhibit “F”             Sample Form of Tenant Estoppel Certificate

Exhibit “G”            Description of Parking Lot Improvements

Exhibit “H”            Prior Occupant’s FF&E

The Company will undertake to supply any of the above documents upon request of the Securities and Exchange Commission.

FIRST AMENDMENT

TO SINGLE-TENANT INDUSTRIAL LEASE

THIS FIRST AMENDMENT TO SINGLE-TENANT INDUSTRIAL LEASE (“Amendment”) is entered into as of April 1, 1997, by and between AEW/LBA ACQUISITION CO. II, LLC, a California limited liability company (“Landlord”), and CYMER, INC., a Nevada corporation (“Tenant”).

R E C I T A L S :

A.                                      Landlord and Tenant entered into that certain Single-Tenant Industrial Lease dated December 19, 1996 (the “Lease”), for premises located at 16750 Via del Campo Court in San Diego, California. All initially capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Lease.

B.                                        Pursuant to Section 1.2 of the Lease, Landlord is obligated to construct the Parking Lot Improvements on the Parking Lot. Tenant is currently occupying a portion of the Parking Lot with temporary office trailers. Therefore, the parties intend that Landlord will construct the Parking Lot Improvements in two phases, the first phase being the area of the Parking Lot not occupied by Tenant’s temporary office trailers (“Phase 1 Area”). Upon Tenant’s removal of the temporary office trailers from the Parking Lot, Landlord will construct the remaining Parking Lot Improvements on such remaining portion of the Parking Lot (“Phase 2 Area”).

C.                                         Landlord and Tenant desire to amend the Lease as hereinafter set forth in order to address the phased construction of the Parking Lot Improvements as described in Rectial B above:

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       Actual Commencement Date for the Parking Lot.  The Actual Commencement Date for the Parking Lot shall occur upon Substantial Completion of those Parking Lot Improvements within the Phase 1 Area, notwithstanding that construction of the Parking Lot Improvements within the Phase 2 Area may not have commenced or been completed as of such date. Promptly following Tenant’s removal of the temporary office trailers from the Phase 2 Area, Landlord shall commence and diligently prosecute to completion the remaining Parking Lot Improvements for the Phase 2 Area. Tenant shall remove the temporary office trailers from the Phase 2 Area no later than August 29, 1997.

2.                                       Annual Rent for the Parking Lot.  Annual Rent for the Parking Lot shall commence upon the Actual Commencement Date for the Parking Lot as determined in accordance with Section 1 above, notwithstanding that construction of the Parking Lot Improvements for the Phase 2 Area may not have commenced or been completed by such date. The current estimate of the Annual Rent for the Parking Lot is One Hundred Thirty-Two Thousand Two Hundred Thirty-Eight Dollars ($132,238.00), which, as calculated in accordance with Section 1.9 of the Summary, is twelve percent (12%) of the sum of (i) Acquisition Costs of Seven Hundred Sixty-Four Thousand Four Hundred Seventy-Eight Dollars ($764,478.00) and (ii) Parking Lot Improvement Costs of Three Hundred Thirty-Seven Thousand Five Hundred Nine Dollars ($337,509.00). Upon the Actual Commencement Date for the Parking Lot, Tenant shall commence the payment of the foregoing estimate of the Annual Rent for the Parking Lot. When Landlord completes the Parking Lot Improvements for the Phase 2 Area, Landlord will make a final determination of all Parking Lot Improvement Costs and increase or decrease the Annual Rent for the Parking Lot as appropriate, in which event Landlord will promptly refund to Tenant any excess, or Tenant will promptly pay to Landlord any deficiency, in the payment of Annual Rent for the Parking Lot, as applicable, and the parties shall enter into an amendment of the Lease reflecting the revised Annual Rent for the Parking Lot.

3.                                       Self-Help Rights. The self-help rights for Tenant described in the second paragraph of Section 2.2 of the Lease will not apply (i) with respect to the Parking Lot Improvements for the Phase 1 Area unless such improvements are not Substantially Complete by July 1, 1997, and (ii) with respect to the Parking Lot Improvements for the Phase 2 Area, unless such improvements are not Substantially Complete within sixty (60) days following the date Tenant removes its temporary office trailers from the Phase 2 Area, as each such date is subject to extension by one (1) day for each day Landlord is delayed in constructing the applicable improvements due to Force Majeure Delays.

4.                                       Except as amended hereby, the Lease remains in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date set forth above.

Landlord:	AEW/LBA ACQUISITION CO. II, LLC, a corporation limited liability company

	By:	LBA, Inc., a California corporation, its agent

	By:	/s/ Phil Belling
	Name:	Phil Belling
	Title:	Principal

Tenant:	CYMER, INC., a Nevada corporation

	By:	/s/ William A. Angus, III
	Name:	William A. Angus, III
	Title:	Senior Vice President and CFO

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SECOND AMENDMENT TO SINGLE-TENANT INDUSTRIAL LEASE

This Second Amendment to Single-Tenant Industrial Lease (“Amendment”) is entered into as of DECEMBER 2, 1997, by and between AEW/LBA ACQUISITION CO. II, LLC, a California limited liability company (“Landlord”), and CYMER, INC., a Nevada corporation (‘Tenant”).

R E C I T A L S :

A.                                   Landlord and Tenant entered into that certain Single-Tenant Industrial Lease dated December 19, 1996, as amended by that certain First Amendment to Single-Tenant Industrial Lease dated April 1, 1997, for premises located at 16750 Via Campo Court in San Diego, California (the “Lease”).

B.                                     Concurrently herewith, Landlord, Tenant, Rancho Bernardo Corporate Center Property Owners Association (“the Association”) and Rudolph & Sletten, Inc. have entered into a Settlement Agreement and Release of Claims dated of even date herewith (the “Settlement Agreement”). All initially capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Lease or the Settlement Agreement, as applicable.

C.                                     Pursuant to Paragraph 3(a) of the Settlement Agreement, Landlord is obligated to pay for all costs and expenses incurred in (i) removing the Cymer Segment, (ii) designing, permitting and constructing the New Segments, (iii) relocating existing landscape irrigation lines in the Easement Abandonment Area and (iv) installing signage in the New Segments.  Pursuant to Paragraph 3(b) of the Settlement Agreement, Landlord is obligated to pay for all costs and expenses incurred in designing and installing signs advising joggers that the Cymer Segment has been closed.    Pursuant to Paragraph 5 of the Settlement Agreement, Landlord is obligated to pay for the Association’s legal fees (the “Association Fees”). The work to be performed by Landlord described in this Recital C is referred to herein as the “Work”.   The costs and expenses to be paid by Landlord described in this Recital C, including the Association Fees, are referred to herein as the “Work Costs.”  Specifically excluded from the definition of Work Costs are any and all legal fees incurred by Landlord in connection with the Settlement Agreement, the Action, the Work or the preparation of the CC&Rs Amendment or the Easement Amendment.

D.                                    Landlord and Tenant desire to amend the Lease to provide for Tenant’s reimbursement of the Work Costs.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       Approval of Budget.   Landlord will submit to Tenant for Tenant’s approval a budget identifying the Work Costs (the “Budget”). Tenant shall not unreasonably withhold or delay its approval of the Budget.  The Budget as approved by Tenant is referred to herein as the “Approved Budget”.  If any item of the Work Costs will exceed the amount designated therefor in the Approved Budget, Landlord will resubmit a revised Budget for Tenant’s approval in the manner set forth above, and the revised Budget as approved by Tenant will become the Approved Budget.

2.                                       Reimbursement of Work Costs.  Landlord will, from time to time, submit invoices to Tenant for Work Costs paid by Landlord. Provided the amount set forth in the invoice for a particular item does not exceed the amount set forth in the Approved Budget for such item, Tenant shall, within fifteen (15) days following receipt of the invoice, pay to Landlord, as Rent, the amount set forth in the invoice for such item.

3.                                       Proposed Lease.  Landlord and Tenant are currently negotiating a lease for premises adjacent to the Premises as depicted on Exhibit A to the Lease as Lot 44 (the “Proposed Lease”). Nothing contained in this Amendment shall be construed as obligating Landlord or Tenant to enter into the Proposed Lease.   However, should Landlord and Tenant enter into the Proposed Lease on or before December 12, 1997: (i) Tenant shall have no further obligation under Section 2 above to reimburse Landlord for the Work Costs, as Landlord will be responsible for the payment thereof; (ii) Landlord shall, within fifteen (15) days following the full execution and delivery of the Proposed Lease, reimburse Tenant for any Work Costs previously paid by Tenant pursuant to Section 2 above; (iii) the Work Costs (other than the Association Fees) shall be included within the definition of “Financed Project Costs” under the Proposed Lease, but only to the extent set forth in the Approved Budget; and (iv) Landlord will reimburse Tenant within fifteen (15) days following receipt of an invoice therefor, one-half (1/2) of the legal fees incurred by Tenant as of the date hereof in connection with defending the Action and negotiating the Settlement Agreement.

4.                                       Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement. Facsimile signatures will have the same force as original signatures.

5.                                       Effect of Amendment. Except as amended hereby, the Lease remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

“TENANT”	CYMER, INC. a Nevada corporation

	By:	/s/ William A. Angus, III
William A. Angus, III
Sr. Vice President and Chief Financial Officer

“LANDLORD”	AEW/LBA ACQUISITION CO. II, LLC,
a California limited liability company

	By:	Eastrich No. 175, LLC, a California limited liability company, its member-manager

		By:	/s/ Steve Layton
			Name	Steve Layton
Its: Authorized Signatory

THIRD AMENDMENT TO SINGLE-TENANT INDUSTRIAL LEASE

This Third Amendment to Single-Tenant Industrial Lease (“Amendment”) is entered into as of DECEMBER 12, 1997, by and between AEW/LBA ACQUISITION CO. II, LLC, a California limited liability company (“Landlord”), and CYMER, INC., a Nevada corporation (“Tenant”).

R E C I T A L S:

A.                                   Landlord and Tenant entered into that certain Single-Tenant Industrial Lease dated December 19, 1996 (the “Original Lease”), as amended by that certain First Amendment to Single-Tenant Industrial Lease dated April 1, 1997 (the “First Amendment”), and as further amended by that certain Second Amendment to Single-Tenant Industrial Lease dated December 2, 1997 (the “Second Amendment”), for premises located at 16750 Via Campo Court in San Diego, California.   The Original Lease, the First Amendment and the Second Amendment are collectively referred to as the “Lease.”

B.                                     Concurrently herewith, Landlord has entered into a Single Tenant Industrial Lease (the “Adjacent Lease”) for premises adjacent to the Premises as depicted on Exhibit “A” to the Original Lease as Lot 44 (the “Adjacent Premises”).

C.                                     Landlord and Tenant desire to amend the Lease to (i) confirm the actual square footage of the Manufacturing Building and certain other matters concerning the Lease, (ii) revise Landlord’s and Tenant’s obligations concerning the Parking Lot, and (iii) establish certain rights and obligations concerning the Adjacent Premises and the Adjacent Lease.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       Manufacturing Building. The parties acknowledge that the actual rentable square footage of the Manufacturing Building is 118,653 square feet (as opposed to 100,205 square feet as set forth in Section 1.3 of the Summary), resulting in a total rentable square footage of the Buildings of 155,612 square feet (as opposed to 137,164 square feet as set forth in Section 1.3 of the Summary). This increase in rentable square footage, however, will not increase Rent, nor shall it be taken into account to calculate the Annual Rent payable during each Option Period after the Fair Market Rental applicable to each Option Period is determined.

2.                                       Hazardous Materials Closure Plan. Tenant acknowledges that it has received the following closure reports (the “Closure Reports”) relating to the remediation described in that certain AEPI Permit by Rule/Conditionally Authorized Facility Closure Plan amended as of December 11, 1996 and in those certain Specifications for Decontamination and Demolition (as referenced in Section 6.3 of the Lease):

(a)                                  Letter report dated March 10,1997 from Woodward-Clyde Consultants re: Monitoring Well Destruction Report;

(b)                                 Letter report dated April 15,1997 from Woodward-Clyde Consultants re: Permit by Rule Closure Certification;

(c)                                  Letter report dated April 15, 1997 from Woodward-Clyde Consultants re: Decontamination and Demolition Evaluation;

(d)                                 Letter report dated May 27, 1997 from Dames & Moore re: Review of Alcoa Closure Plan;

(e)                                  Letter dated July 8, 1997 from EnviroPro re: Response to Dames & Moore Letter Report of Alcoa Closure Documents.

The Closure Reports state that the environmental clean-up of the Alcoa Electronic Packaging facility located at 16750-16710 Via del Campo Court, San Diego, California has been completed in accordance with all regulatory agency requirements. Notwithstanding the Closure Reports and Tenant’s occupancy of the Premises, Tenant shall not in any event be responsible for any contamination or Hazardous Materials not introduced to the Premises by Tenant or Tenant’s Parties.

3.                                       Actual Commencement Dates.   The parties acknowledge that the Actual Commencement Date for Office Building is January 5,  1997, and the Actual Commencement Date for Manufacturing Building is June 1, 1997.

4.                                       Vacation by ALCOA. Tenant acknowledges that ALCOA has vacated the Buildings, and Landlord has delivered the Buildings to Tenant, as required by Section 2.3 of the Lease.

5.                                       Parking Lot.

(a)                                  The Actual Commencement Date for the Parking Lot shall occur on August 1, 1997, notwithstanding that Substantial Completion of the Parking Lot Improvements may not have been completed as of such date.

(b)                                 The date that Tenant may exercise the self-help rights for the Phase 1 Areas set forth in Paragraph 3 of the First Amendment is extended to December 1, 1997.

(c)                                  Effective upon the Commencement Date under the Adjacent Lease (as the Commencement Date is defined in Section 1.6 of the Summary to the Adjacent Lease): (i) the Parking Lot shall be deleted from the Premises and become a portion of the Adjacent Premises, subject, however, to clause (vi) below of this Section 5(c); (ii) Section 1.9 of the Summary to the Lease relating to Rent for the Parking Lot shall be deleted from the Lease; (iii) Landlord shall grant to Tenant easements for ingress and egress over, and parking upon, the Adjacent Premises in accordance with the provisions of a Declaration of Parking and Access Easements and Maintenance Agreement in the form and substance of Exhibit “A” attached hereto (the “Declaration”), which Landlord will record against title to the Premises and the Adjacent Premises on or before the Commencement Date under the Adjacent Lease; (iv) Landlord delegates and assigns to Tenant all rights and obligations of the Owner of the Benefited Parcel under the Declaration during the Term of the Lease, and Tenant shall observe and perform all such obligations; (v) Tenant and Landlord shall amend the memorandum of the Lease that has been recorded against title to the Premises to memorialize the deletion from the Lease of the Parking Lot; (vi) for purposes of Section 17 of the Lease, the Easement Area under the Declaration will be deemed to constitute a portion of the Premises; and (vii) in the event a prospective purchaser or lender for the Premises or Adjacent Premises requests an amendment to the Declaration, Tenant shall consent to any such amendment provided such amendment does not materially increase Tenant’s obligations or materially decrease Tenant’s rights under the Lease or Declaration. If a prospective purchaser or lender requests an amendment, Landlord will reimburse Tenant for the reasonable attorneys’ fees incurred by Tenant in reviewing and negotiating such amendment.

6.                                       Cross-Default.  The following is added to the end of Section 22.1 of the Original Lease:

“(e)                            an Event of Default under the Adjacent Lease.”

7.                                       Security Deposit.

(a)                                  The schedule for reduction of the Security Deposit in Section 5 of the Original Lease is deleted, and the following is substituted therefor:

Period	Required Security Deposit
Actual Commencement Date for Office Building through the first anniversary of the Commencement Date under the Adjacent Lease	$2,224,416.00

Months 13-24 of the Adjacent Lease Term	$1,516,277.00

Months 25-36 of the Adjacent Lease Term	$808,138.00

Months 37 to end of the Adjacent Lease Term	$100,000.00

(b)                                 As an additional condition to Landlord’s waiver of the requirement to maintain the Security Deposit under Section 5 of the Original Lease, Tenant shall have commenced business operations in the entire Adjacent Premises.

(c)                                  Tenant acknowledges that Landlord may use, apply or retain the Security Deposit for the payment of rent or any other sum in default under the Adjacent Lease, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant’s default under the Adjacent Lease.

8.                                       Effect of Amendment. Except as amended hereby, the Lease remains in full force and effect.

9.                                       Interpretation.  Terms used in this Amendment which begin with initial capital letters are defined terms which shall have the meanings given them in the Lease, unless the context of this Amendment requires otherwise. In the event of a conflict between the provisions of this Amendment and those of the Lease, this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

“TENANT”	CYMER, INC., a Nevada corporation

	By:	/s/ William A. Angus, III
William A. Angus, III
Sr. Vice President and Chief Financial Officer

“LANDLORD”	AEW/LBA ACQUISITION CO. II, LLC,
a California limited liability company

	By:	Eastrich No. 175, LLC, a California limited liability company, its member-manager

		By:	/s/ Phil Belling
			Name	Phil Belling
Its: Authorized Signatory

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AMENDMENT NO. 4 TO

SINGLE-TENANT INDUSTRIAL LEASE

(Via del Campo Court Premises)

This AMENDMENT NO. 4 TO SINGLE-TENANT INDUSTRIAL LEASE (the “Amendment”) is entered into as of this 21th day of January 1999 by and between ARDEN REALTY FINANCE III, LLC, a Delaware limited liability company (“Arden” or “Landlord”), and CYMER, INC., a Nevada corporation (“Tenant”), with reference to the facts set forth in the Recitals below.

RECITALS

A.                                  Landlord and Tenant are parties to that certain Single-Tenant Industrial Lease dated December 19, 1996 (the “Original Lease”) for certain premises (the “Premises”) located at 16750 Via del Campo Court, San Diego, California 92127. The Original Lease has been previously amended by:

(1)                                  First Amendment to Single-Tenant Industrial Lease dated April 1, 1997 (the “First Amendment”);

(2)                                  Second Amendment to Single-Tenant Industrial Lease dated December 2, 1997 (the “Second Amendment”); and

(3)                                  Third Amendment to Single-Tenant Industrial Lease dated December 12, 1997 (the “Third Amendment”).

B.                                     The Original Lease, the First Amendment, the Second Amendment, and the Third Amendment are hereafter collectively referred to as the “Lease.”

C.                                     The original landlord under the Lease was AEW/LBA Acquisition Co., II, LLC, a California limited liability company (“AEW/LBA”). AEW/LBA has previously sold the Premises to Arden.  Concurrently with Arden’s purchase of the Premises from AEW/LBA, AEW/LBA assigned its interest under the Lease to Arden. Arden is the current landlord under the Lease.

D.                                    The Third Amendment contemplated that Landlord and Tenant would enter into the Adjacent Lease for the Adjacent Premises.  However, Tenant is purchasing the Adjacent Premises from AEW/LBA.   Tenant’s purchase of the Adjacent Premises will terminate the Adjacent Lease, thereby requiring a further amendment of the Lease to reflect the termination of the Adjacent Lease and certain other matters set forth below.

E.                                      The parties desire to further amend the Lease in order to memorialize their understanding concerning the foregoing matters and other matters set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the Lease, the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                    Interpretation. Except as amended by this Amendment, the Lease shall remain in full force and effect. In the event of a conflict between the provisions of this Amendment and those of the Lease, this Amendment shall control. Terms with initial capital letters are defined terms which shall have the respective meanings given them in the Lease, unless the context of this Amendment requires otherwise.

2.                                     Security Deposit. The current amount of Tenant’s Security Deposit is $2,224,416.00. The Security Deposit is being held by Montgomery Securities, as provided in Section 5 of the Original Lease. Landlord hereby waives the requirement for the Security Deposit under the Lease. Accordingly, it is agreed that (a) Tenant shall no longer be required to maintain the Security Deposit, and (b) Landlord shall execute such documents as may be reasonably required to release the Security Deposit from such account so it can be returned to Tenant. Landlord shall execute such documents within five (5) business days after receipt of a written request from Tenant to do so. In addition, Section 1.10 of the Summary of Basic Lease Information and Definitions in the Original Lease, Section 5 of the Original Lease, and Section 7 of the Third Amendment are hereby deleted in their entirety.

3.                                       Amendment of Declaration.

(a)                                  Background.

(1)                                  At the time the Lease was executed, the parties contemplated that the Premises would include the Parking Lot. The Parking Lot is located on a portion of the Adjacent Premises which is hereafter referred to as “Lot 43.” As of the date of this Agreement, AEW/LBA is the owner of the Adjacent Premises.

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(2)                                  When Arden purchased the Premises from AEW/LBA, AEW/LBA granted Arden certain easement rights (the “Easements”) over Lot 43 pursuant to a certain Declaration of Parking and Access Easements and Maintenance Agreement dated March 2, 1998 (the “Declaration”) and recorded on March 5, 1998 as Instrument No. 98-0118053 in the Official Records of San Diego County, California. The Declaration affects the Premises and the Adjacent Premises.   The Premises are referred to in the Declaration as the “Benefitted Parcels.”   The Adjacent Premises are referred to in the Declaration as the “Burdened Parcels.”

(3)                                  The area on which the Easements are located is referred to in the Declaration as the “Easement Area.” The Easement Area is more particularly described in the Declaration. AEW/LBA and Arden intended that the Easement Area would replace the Parking Lot as part of the Premises.

(4)                                  Tenant is negotiating to purchase the Adjacent Premises, i.e. the Burdened Parcels, from AEW/LBA. Tenant’s purchase of the Burdened Parcels will require the Declaration and the Lease to be amended.

(b)                                 Form of Amendment to Declaration.  Notwithstanding anything in this Amendment to the contrary, if Tenant purchases the Burdened Parcels from AEW/LBA, Landlord and Tenant shall execute Amendment No. 1 to Declaration of Parking and Access Easements and Maintenance Agreement (“Amendment No. 1 to Declaration”) substantially in the form attached hereto as Exhibit “A.” The parties shall execute Amendment No. 1 to Declaration in recordable form within ten (10) business days after the Title Transfer Date. Tenant shall be responsible for causing Amendment No. 1 to Declaration to be recorded.

(c)                                  Grant of Rights and Obligations to Tenant.  Landlord hereby grants to Tenant the right to use the Easements in accordance with the provisions of the Declaration, as the same may be amended, during the term of the Lease. Tenant hereby agrees to comply with the Declaration, as the same may be amended, during the term of the Lease.

(d)                                 Further Amendment of Declaration.  In the event that a prospective purchaser of or lender for the Benefitted Parcels and/or the Burdened Parcels requests an amendment to the Declaration, Landlord and Tenant shall reasonably consent to any such amendment, provided such amendment does not materially increase Tenant’s or Landlord’s respective obligations, or materially decrease their respective rights, under the Lease and/or the Declaration.   If a prospective purchaser or lender of Landlord or Tenant requests an amendment of the Declaration, Landlord or Tenant, as the case may be, shall reimburse the other for the reasonable attorney’s fees incurred by the requesting party in reviewing and

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negotiating such amendment, which fees shall not exceed One Thousand Five Hundred Dollars ($1,500) in each instance.

(e)                                  Clarification of Certain Defined Terms.  The term “Easements” as used in this Amendment shall have the same meaning as the term “Easements” is given in Amendment No. 1 to Declaration. The parties hereby agree that the term “Parking Lot” shall hereafter mean and include only the Easement Area. The term “Parking Lot” shall, however, continue to be used in the Lease. The terms “Adjacent Premises” and “Adjacent Lease” shall no longer have any effect and are hereby deleted from the Lease.

(f)                                    Effectiveness of Section 3.  Notwithstanding anything in this Section 3 to the contrary, this Section 3 shall not become effective unless and until Tenant purchases the Burdened Parcels from AEW/LBA.   If Tenant purchases the Burdened Parcels from AEW/LBA, this Section 3 shall automatically become effective as of the date (the “Title Transfer Date”) on which the Grant Deed conveying title to the Burdened Parcels to Tenant is recorded in the Official Records of San Diego County.

4.                                       Annual Rent for Parking Lot.  Tenant shall no longer be obligated to pay Annual Rent for the Parking Lot effective as of the first to occur: (a) the Title Transfer Date, or (b) February 15, 1999. Any Annual Rent and other charges for the Parking Lot which may have been paid in advance for the period after the date on which Tenant ceases to be obligated to pay Annual Rent for the Parking Lot shall be promptly refunded by Landlord to Tenant.

5.                                       Amendment of Memorandum of Lease.  If Tenant purchases the Burdened Parcels, Tenant and Landlord shall execute, acknowledge and record an amendment to the Memorandum of Lease, as previously recorded, in form mutually satisfactory to the parties for the purpose of memorializing the deletion of the Parking Lot from the Premises and other appropriate matters.  Landlord shall also execute, in recordable form, a Quitclaim Deed, quitclaiming any interest which Landlord may have acquired in the Adjacent Premises by virtue of the Lease and/or the Memorandum of Lease, but not the Declaration. Both said amendment to the Memorandum of Lease and said Quitclaim Deed shall be executed and recorded concurrently with the close of escrow for the purchase of the Burdened Parcels by Tenant.

6.                                       Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement. Facsimile signatures shall have the same force and effect as original signatures.

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7.                                       Effectiveness of Amendment.  Except as may be otherwise provided above, this Amendment shall be effective when executed and delivered by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Single-Tenant Industrial Lease as of the date first set forth above.

“TENANT”:	CYMER, INC., a Nevada corporation

	By:	/s/ William A. Angus, III
William A. Angus, III
Senior Vice President and Chief Financial Officer

	By:	/s/ B Scott Schellet
	Printed Name:	B Scott Schellet
	Title:	Senior VP Operations

“LANDLORD”:	ARDEN REALTY FINANCE III, LLC,
a Delaware limited liability company

	By:	/s/ Victor J. Coleman
Victor J. Coleman
President and Chief Operating Officer

	By:	/s/ Richard S. Ziman
	Printed Name:	Richard S. Ziman
	Title:	CEO

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FIFTH AMENDMENT TO LEASE

(Cymer Technology Center)

THIS FIFTH AMENDMENT TO LEASE (“Fifth Amendment”) is made and entered into as of the 21st day of February, 2000, by and between ARDEN REALTY FINANCE III, L.L.C., a Delaware limited liability company (“Landlord”) and CYMER, INC., a Nevada corporation (“Tenant”).

R E C I T A L S :

A.                                   Landlord and Tenant are parties to that certain Single-Tenant Industrial Lease dated December 19, 1996 between Landlord’s predecessor-in-interest, AEW/LBA Acquisition Co. II, LLC, and Tenant (the “Original Lease”), for certain premises (the “Premises”) located at and adjacent to 16750 Via del Campo Court, San Diego, California. The Original Lease has been previously amended by that certain First Amendment to Single-Tenant Industrial Lease dated April 1, 1997 (the “First Amendment”), that certain Second Amendment to Single-Tenant Industrial Lease dated December 2, 1997 (the “Second Amendment”), that certain Third Amendment to Single-Tenant Industrial Lease dated December 12, 1997 (the “Third Amendment”), and that certain Amendment No. 4 to Single-Tenant Industrial Lease dated January 21, 1999 (the “Fourth Amendment”). The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment are hereinafter collectively referred to as the “Lease”.

B.                                     Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

C.                                     Pursuant to the Fourth Amendment, Landlord and Tenant executed that certain Amendment No. 1 to Declaration of Parking and Access Easements and Maintenance dated January 21, 1999 and recorded on February 1, 1999 as Document No. 1999-0056829 in the Official Records of San Diego County, California (the “Easement Amendment”) amending that certain Declaration of Parking and Access Easements and Maintenance Agreement dated March 2, 1998 (the “Parking Declaration”) and recorded on March 5, 1998 as Instrument No. 98-0118053 in the Official Records of San Diego County, California. The Easement Amendment contemplated the relocation of the “Easement Area” from “Lot 43” to “Lot 44” (as these terms are defined in the Easement Amendment).

D.                                    By this Fifth Amendment, Landlord and Tenant desire to relocate the 109 parking spaces located in the Easement Area to a parking structure (the “Parking Structure”) to be constructed by Tenant on Lot 46, to terminate the “Parking Easement” (as that term is defined in the Easement Amendment) and to otherwise modify the Lease as provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T

1.                                       Construction of Parking Structure.  During the first six (6) months of the year 2000, Tenant shall construct the Parking Structure on Lot 46 to replace the 109 parking spaces located in the Easement Area. The Parking Structure shall be built in conformance with all applicable state and local codes and ordinances and in conformance with the following:

(a)                                  Selection of Architect/Construction Drawings.  Tenant shall retain an architect/space planner of Tenant’s own choosing (the “Architect”) to prepare the “Construction Drawings”, as that term is defined below. Tenant shall also retain engineering consultants of Tenant’s own choosing (the “Engineers”) to prepare all plans and engineering drawings related to the structural, mechanical, electrical, plumbing, HVAC and lifesafety work of the Parking Structure. The plans and drawings to be prepared by Architect and the Engineers hereunder shall

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be known collectively as the “Construction Drawings”. Notwithstanding that any Construction Drawings may be reviewed by Landlord or its architects, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or its architects, engineers and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

(b)                                 Permits.  Tenant shall cause the Architect to submit the Construction Drawings to the appropriate authorities for all applicable building permits necessary to allow “Contractor”, as that term is defined below, to commence and fully complete the construction of the Parking Structure.

(c)                                  Construction of Parking Structure by Contractor.  Tenant shall independently retain a general contractor (“Contractor”), licensed by the State of California, to construct the Parking Structure on Lot 46 in accordance with the Construction Drawings. The Contractor, all subcontractors, laborers, materialmen and suppliers used by Tenant or Contractor in connection with the construction of the Parking Structure shall be known collectively as “Tenant’s Agents”.

(d)                                 Indemnity.  Tenant shall indemnify, defend, protect and hold Landlord harmless from any and all claims arising from or in connection with Tenant’s construction of the Parking Structure or from any activity, work or thing which may be permitted or suffered by Tenant or Tenant’s Agents in or about the Premises and shall further indemnify, defend, protect and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Fifth Amendment or arising from any negligence or willful misconduct of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Project and from any and all costs, attorneys’ fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith.

(e)                                  Requirements of Tenant’s Agents.  The Contractor shall guarantee to Tenant and for the benefit of Landlord that the Parking Structure shall be free from any defects in workmanship and materials for a period of one (1) year from the date of completion thereof. Such warranties and guarantees with respect to the Parking Structure shall be contained in the contract with Contractor and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

2.                                       Insurance Requirements.  Tenant shall require that all of Tenant’s Agents carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Section 20 of the Original Lease. In addition to the insurance required under Section 20 of the Original Lease, Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Parking Structure, and such other insurance as Landlord may require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

3.                                       Construction Costs.  Landlord shall disburse to Tenant such funds as are necessary to pay the Construction Costs (as defined below) as follows:

(a)                                  Disbursement of Construction Costs.  During the construction of the Parking Structure, Landlord shall make monthly disbursements of the Construction Costs for the construction of the Parking Structure for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

(i)                                     Monthly Disbursements.  On or before the first day of each calendar month (“Submittal Date”) during the construction of the Parking Structure (or such other date as may be agreed upon between Landlord and Tenant), Tenant shall deliver to Landlord: (i) a request for payment of the Contractor approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the

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Parking Structure, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section l(c) of this Fifth Amendment, for labor rendered and materials delivered to the Parking Structure; (iii) executed mechanic’s lien releases, which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord, from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. After Landlord’s review of Tenant’s payment request, on or before the date occurring thirty (30) days after the Submittal Date, and assuming Landlord receives all of the information described in items (i) through (iv), above, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 3(a)(i), above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the “Construction Cost Allowance” (as that term is defined in Section 3(d) below) (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Construction Drawings, or due to any substandard work, or for any other reason. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

(ii)                                  Final Retention.  Subject to the provisions of this Fifth Amendment, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Parking Structure, provided that (i) Tenant delivers to Landlord (a) properly executed mechanics lien releases from all of Tenant’s Agents in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord, (b) an application and certificate for payment (AIA form G702-1992 or equivalent) signed by the Architect/Engineer, (c) a breakdown sheet (AIA form G703-1992 or equivalent), (d) copies of the stamped building permit plans, (e) copy of the building permit, (f) copies of the stamped building permit inspection card with all final sign-offs, (g) a reproducible copy (in a form as approved by Landlord) of the “as built” drawings of the Parking Structure, (h) one year warranty letters from Tenant’s General Contractor, (i) final punchlist completed and signed off by Tenant and the Architect/Engineer, and (j) an acceptance of the Parking Structure signed by Landlord (collectively, the “Final Closing Package”), and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Parking Structure, the structure or exterior appearance of the Parking Structure, as applicable. Landlord shall have ten (10) business days from receipt of a conformed copy of the Notice of Completion to conduct its final inspection.

(iii)                               Original Documents.  Tenant may retain the original stamped building permit plans and stamped building permit inspection card (“Original Permits”) for the Parking Structure during the term of the Lease. Upon expiration or earlier termination of the Lease, Tenant shall turn over the Original Permits to Landlord. However, if Landlord requires access to the Original Permits during the term of the Lease, Tenant shall make the Original Permits available to Landlord.

(b)                                 Other Terms.  All items covered by Tenant’s payment requests for which Landlord disburses funds shall be deemed to be Landlord’s property. Landlord shall be obligated to make disbursements to Tenant for construction of the Parking Structure only to the extent Tenant has actually incurred costs. In other words, Tenant shall not be entitled to receive advance payment for construction costs that may be incurred at a future date.

(c)                                  Certain Definitions.  The Term “Construction Costs” shall mean and include all hard and soft costs incurred in the construction of the Parking Structure, including without limitation architectural fees, permit fees, engineering fees, amounts paid to the Contractor under its construction contract with Tenant, and all other costs for labor and materials incorporated into the Parking Structure. The term “Landlord’s Financing Costs” shall mean and include: (1) interest (at the rate of 10.7% per annum) accrued on disbursements of Construction

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Costs made to Tenant during the period beginning on the date of each disbursement and ending on the Parking Rent Start Date and (2) a fee to cover Landlord’s cost of administering the disbursement of funds during the construction period equal to one percent (1.0%) of the amount disbursed to Tenant. Landlord shall not charge any loan origination fees or loan processing fees. During the construction period, interest shall accrue on such funds as are actually disbursed, from time to time, to pay the Construction Costs at the same annual rate specified in Section 4 below.

(d)                                 Ceiling on Construction Costs.  Notwithstanding anything to the contrary in this Section 3, in no event shall Landlord be required to advance Construction Costs in excess of Two Million Two Hundred Thousand and 00/100 Dollars ($2,200,000.00), excluding Landlord’s Financing Costs and administrative costs (the “Construction Cost Allowance”).

4.                                       Parking Structure Rent.  Commencing July 1, 2000 (“Parking Rent Start Date”), Tenant shall pay to Landlord, as Additional Rent, the actual Construction Costs for the Parking Structure (including financing costs and administrative expenses) amortized over one hundred twenty-six (126) months at an interest rate often and 7/10th percent (10.7%) per annum. Said Additional Rent amount shall be set forth as follows:

(a)                                  Prior to the Parking Rent Start Date, Landlord shall deliver to Tenant a Notice of Construction Costs and Amortization Schedule (the “Schedule”) setting forth the amount of Additional Rent to be paid by Tenant in a form substantially similar to that attached hereto as Exhibit “A”, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. Failure of Tenant to timely execute and deliver the Schedule shall constitute an acknowledgment by Tenant that the statements included in such Schedule are true and correct, without exception.

(b)                                 Notwithstanding the foregoing, if the final amount of Construction Costs is not available prior to the Parking Rent Start Date, Landlord will use its best estimate for purposes of calculating the amount of Additional Rent to be set forth in the Schedule and the Schedule shall be entitled “Notice of Estimated Construction Costs and Amortization Schedule (“Estimated Schedule”) and Tenant shall commence payments pursuant to the Estimated Schedule.

(c)                                  As soon after the Parking Rent Start Date as the final Construction Costs can be determined, Landlord shall deliver to Tenant an amended Schedule (“Amended Schedule”) as outlined in paragraph 4(a), above. The Amended Schedule shall be submitted with appropriate documentation supporting all adjustments made to the Estimated Schedule. Upon receipt of the Amended Schedule Tenant shall continue its payments pursuant to the Amended Schedule.

5.                                       Termination of Parking Declaration.  The parties agree that, once the Parking Structure is completed, the Parking Declaration, as amended, will no longer be necessary. Therefore, it is agreed that the parties will execute such documents (the “Termination Documents”) as may be reasonably necessary to terminate the Parking Declaration and all easements created thereunder or under the Easement Agreement effective as of the Parking Rent Start Date. The Termination Documents may include a Quitclaim Deed and such other documents or instruments as Tenant’s title insurance company may reasonably require to confirm the termination of the Parking Declaration and all easements created thereunder.

6.                                       Brokers.  Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Fifth Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Fifth Amendment.

7.                                       Defaults.  Tenant hereby represents and warrants to Landlord that, as of the date of this Fifth Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

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8.                                      WAIVER OF JURY TRIAL.  EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THE LEASE, FOR DAMAGES FOR ANY BREACH UNDER THE LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY UNDER THE LEASE.

9.                                       No Further Modification.  Except as set forth in this Fifth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this Fifth Amendment.

IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the day and year first above written.

“Landlord”

ARDEN REALTY FINANCE III, L.L.C.,
a Delaware limited liability company

By:	/s/ Victor J. Coleman
VICTOR J. COLEMAN
Its: President and COO

By:	/s/ Robert C. Peddicord
Robert C. Peddicord
	Its:	Senior Vice President

“Tenant”:

CYMER, INC.,
a Nevada corporation

By:	/s/ William A. Angus, III
Print Name:		William A. Angus, III
Its:		Sr. Vice President and Chief Financial Officer

By:
Print Name:
Its:

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